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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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P.O. Box 68947
Seattle, Washington 98168

April [    ], 2004

Dear Stockholder:

        We cordially invite you to attend our 2004 Annual Meeting of Stockholders. The meeting will be held at 2 p.m. on May 18, 2004, in the William M. Allen Theater at The Museum of Flight in Seattle.

        We encourage you to participate at this meeting, but whether or not you plan to attend, please complete and submit your proxy as soon as possible. You can vote over the Internet, by telephone or by mail. Your opinion and your vote are important to us regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

        We look forward to visiting with you at the meeting and addressing your questions and comments.

Sincerely,
/s/ WILLIAM S. AYER
William S. Ayer Chairman and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	4
Annual Meeting Information	5
Proposal 1: Election of Directors	9
Nominees for Election to Terms Expiring in 2007	9
Continuing Directors Whose Terms Expire in 2005	11
Continuing Directors Whose Terms Expire in 2006	13
Corporate Governance	14
Structure of the Board of Directors	14
Board and Committee Independence	16
Director Nomination Policy	17
Stockholder Communication Policy	20
Executive Sessions and Lead Director	20
Director Compensation	20
Certain Relationships and Related Transactions	21
Section 16(a) Beneficial Ownership Reporting Compliance	21
Independent Auditors	21
Audit Committee Report	23
Security Ownership of Certain Beneficial Owners and Management	24
Executive Compensation	26
Compensation Committee Report on Executive Compensation	26
Performance Graph	31
Summary Compensation Table	32
Option Grants in 2002	34
Aggregated Option Exercises in 2002 and Year-End Option Values	35
Retirement Benefits	35
Change-in-Control Arrangements	37
Equity Compensation Plan Information	38
Proposal 2: Board Proposal to Approve the Alaska Air Group, Inc. 2004 Long-Term Incentive Equity Plan	40
Proposal 3: Stockholder Proposal on Simple-Majority Vote	46
Proposal 4: Stockholder Proposal on Stockholder Rights Plan	47
Proposal 5: Stockholder Proposal on Shares not Voted not Counted	48
Proposal 6: Stockholder Proposal on Lead Independent Director	49
Proposal 7: Stockholder Proposal on an Independent Board Chairman	50
Proposal 8: Stockholder Proposal on Confidential Shareholder Voting	52
Proposal 9: Stockholder Proposal on Reporting Employee Stock Ownership	53
Proposal 10: Stockholder Proposal on Cumulative Voting	56
Other Matters to Come Before the Meeting	57
Opposing Solicitation	57
Participants in the Solicitation	57
Submission of Proposals for Next Annual Meeting	60
Appendix A: 2002 Long-Term Incentive Equity Plan	61

Alaska Air Group, Inc.
P.O. Box 68947
Seattle, Washington 98168

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2004 Annual Meeting of Stockholders of Alaska Air Group, Inc. will be held in the William M. Allen Theater at The Museum of Flight in Seattle, 9404 E. Marginal Way South, Seattle, Washington at 2 p.m. on May 18, 2004, for the following purposes:

  1.
  To elect four directors for three-year terms.

  2.
  To approve the Alaska Air Group, Inc. 2004 Long-Term Incentive Equity Plan.

  3.
  To consider and vote on the eight stockholder proposals described in the accompanying proxy statement, if those proposals are properly presented at the meeting.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders owning Company common stock at the close of business on March 19, 2004 are entitled to vote.

By Order of the Board of Directors,
/s/ KEITH LOVELESS
Keith Loveless General Counsel & Corporate Secretary
April [ ], 2004

ANNUAL MEETING INFORMATION

        The Board of Directors of Alaska Air Group, Inc. ("AAG" or the "Company") is soliciting proxies for this year's Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        The Board set March 19, 2004, as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 26,803,691 shares of Company common stock outstanding on the record date.

        Annual meeting materials, which include this proxy statement, a proxy card or voting instruction form, and the 2003 Annual Report, were mailed to stockholders and made available via the Internet on or about April [    ], 2004. The Company's Annual Report on Form 10-K for the year ended December 31, 2003 is included in the 2003 Annual Report. It was filed with the Securities and Exchange Commission ("SEC") and is available on the Company's website at www.alaskaair.com.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

        You are receiving this annual meeting information and proxy from us because you owned shares of common stock in Alaska Air Group as of the record date for the annual meeting. This proxy statement describes issues on which we would like you to vote and provides you with other important information so that you can make informed decisions.

        You may own shares of Alaska Air Group common stock in several different ways. If you have one or more stock certificates in your possession, you also have a stockholder account with our transfer agent, EquiServe Trust Company, N.A., which makes you a stockholder of record. If you hold your shares in a brokerage account, you are a beneficial owner, not a stockholder of record. Employees of the Company may indirectly hold shares of stock in one or more of the Company's 401(k) retirement plans or employee stock purchase plans.

        When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint William S. Ayer and Keith Loveless as your representatives at the meeting. Mr. Ayer and Mr. Loveless will vote your shares at the meeting as you have instructed on your proxy. This way, your shares will be voted even if you cannot attend the meeting.

        If an issue that is not on the proxy card comes up for vote at the meeting, Mr. Ayer and Mr. Loveless will vote the shares for which they hold proxies in accordance with their best judgment.

What am I voting on?

        You are being asked to vote on the election of four directors, a proposal to approve the Alaska Air Group, Inc. 2004 Long-Term Incentive Equity Plan, and eight stockholder proposals.

How does the Board of Directors recommend I vote on each of the proposals?

  •
  FOR the Board's director nominees,

  •
  FOR the proposal to approve the Alaska Air Group, Inc. 2004 Long-Term Incentive Equity Plan, and

  •
  AGAINST the other proposals.

How do I cast my vote?

You may vote on the Internet.

        You may vote via the Internet regardless of whether you receive your annual meeting materials through the mail or via the Internet. Instructions for doing so were provided with your proxy statement. If you vote on the Internet, please do not mail in your proxy card.

You may vote by phone.

        Instructions for voting by phone were provided with your proxy statement. If you vote by telephone, please do not mail in your proxy card.

You may vote by mail.

        Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed, prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

        If you return a signed card but do not mark your choices, your shares will be voted in accordance with the recommendations of the Board of Directors, shown above.

You may vote in person at the meeting.

        We will pass out a ballot to anyone who requests one at the meeting. If you hold your shares through a broker, you must bring a legal proxy in order to vote at the meeting. You may request a legal proxy from your stockbroker or at the Internet voting site to which your voting materials direct you.

        EquiServe's Internet and telephone voting facilities for stockholders of record and 401(k) plan participants will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 17, 2004. However, to allow sufficient time for voting by the trustee, voting instructions for 401(k) plan shares must be received by 11:59 p.m. Eastern Time on May 13, 2004.

        The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that it was authorized by the stockholder. The voting procedures available to stockholders of record and participants in the Company's 401(k) plans are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Can I receive future materials via the Internet?

        If you vote on the Internet, simply follow the prompts for enrolling in the electronic proxy delivery service. This will reduce the Company's printing and postage costs, as well as the number of paper documents you will receive.

        You also may enroll in that service at any time after the annual meeting. Stockholders of record can read additional information about this option and request electronic delivery by going to EquiServe's website, www.econsent.com/alk. Beneficial owners cannot use EquiServe's site, but should find information regarding the availability of this service in the proxy materials for this annual meeting. If you are a beneficial owner and do not find such instructions, please go to www.InvestorDelivery.com or contact your broker.

        If you already receive your proxy materials via the Internet, you will continue to receive them that way until you instruct otherwise through one of the websites referenced above.

What does it mean if I receive more than one proxy card, voting instruction form or email notification?

        It means that you have more than one account for your AAG shares. Please complete and submit all proxies to ensure that all your shares are voted.

What if I change my mind after I submit my proxy?

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  voting again by telephone or on the Internet (your latest telephone or Internet proxy is counted),

  •
  signing another proxy card with a later date, or

  •
  voting again at the meeting. (If you hold your shares through a broker, you must bring a legal proxy in order to vote at the meeting.)

Will my shares be voted if I do not submit my proxy?

        If you are a stockholder of record and do not submit your proxy or vote in person at the meeting, your shares will not be voted. If you are a beneficial owner and you do not submit voting instructions to your broker, your broker may vote your shares under certain circumstances. Brokerage firms have discretionary authority under rules of the New York Stock Exchange ("NYSE") to vote customers' shares on routine matters as to which they have not received voting instructions. At this meeting, the only matter that could be routine is Proposal 1, the election of directors. If the NYSE determines that the election of directors is "contested," the election will become a non-routine matter with respect to those stockholders whose proxy is solicited by a party other than the Company's Board of Directors.

        When a brokerage firm votes its customers' uninstructed shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. However, brokers cannot vote those same shares on non-routine matters. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote them on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner. Broker non-votes will not be included in the number of shares present and entitled to vote with respect to any non-routine proposal and therefore will have no effect on the results of voting on that proposal.

How are shares voted that are held in a Company 401(k) plan?

        The Alaska Air Group 401(k) trust includes Employee Stock Ownership Plan features. At the record date, 1,694,216 shares were held in the trust for participants. The Company's transfer agent, EquiServe, sent a proxy statement, an annual report and a voting instruction form to each participant who held shares through the Company's 401(k) plans at the record date. The trustee will vote the shares in accordance with instructions received from participants. The trustee will vote shares for which no instructions were received in the same proportion, for and against, as the shares for which instructions were received.

        To allow sufficient time for voting by the trustee, your voting instructions for 401(k) plan shares must be received by 11:59 p.m. Eastern Time on May 13, 2004.

How many shares must be present to hold the meeting?

        A majority of the Company's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder attends the meeting or has voted by proxy.

How many votes must the nominees have to be elected?

        In the election of directors, the four nominees who receive the highest number of for votes will be elected.

What happens if a nominee is unable to stand for election?

        The Board of Directors may reduce the number of seats on the Board, or the Governance and Nominating Committee of the Board may designate a substitute nominee. If the Committee designates a substitute, shares represented by proxies will be voted for the substitute nominee.

How many votes must each of the stockholder proposals receive in order to pass?

        A majority of the shares present in person or by proxy and entitled to vote at the meeting must be voted for each proposal in order for it to pass. However, all of the stockholder proposals are recommendations to the Board of Directors. They are not binding and do not take effect automatically, even if they receive the votes of holders of a majority of the shares present and entitled to vote at the meeting.

How many votes must the Company's proposal receive in order to pass?

        The affirmative vote of a majority of the votes cast is required to approve the 2004 Long-Term Incentive Equity Plan, provided that the total vote cast represents over 50% of all votes entitled to be cast on the proposal.

How are votes counted?

        You may vote for or you may withhold authority to vote for each nominee for director. You may vote for or against or abstain on the other proposals.

        If you abstain from voting on any proposal, the abstention has the same effect as a vote against such proposal. If you sign your proxy card without giving instructions for voting, your shares will be counted in accordance with the recommendations of the Board of Directors: for each Board nominee, for the proposal to approve the 2004 Long-Term Incentive Equity Plan, and against each of the other proposals.

        Voting results are tabulated by our transfer agent, EquiServe Trust Company, N.A.

Who pays the costs of proxy solicitation?

        The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. ("Georgeson") to assist in the solicitation of proxies for the meeting. Georgeson will use three employees in connection with the solicitations. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, telephone and electronic means. Proxies may also be solicited by the persons identified as Participants under the heading "Participants in the Solicitation", who will receive no additional compensation therefore, except for reimbursement of expenses. Although no precise estimate can be made at this time, we anticipate that the aggregate

amount we will spend in connection with the solicitation of proxies will be $                , of which $                has been incurred to date. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees.

Is a list of stockholders entitled to vote at the meeting available?

        A list of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting. It will also be available Monday through Friday from May 7 through May 17, 2004, between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 19300 Pacific Highway South, Seattle WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the annual meeting.

Where can I find the voting results of the meeting?

        We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004. You can read or print a copy of that report by going to the Company's website, www.alaskaair.com, and then choosing Company Information, Investor Information, and Securities and Exchange Commission Filings. You can find the same Form 10-Q by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling us at (206) 392-5567, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Company currently has twelve directors. Mr. Cosgrave is retiring from the Board after this meeting.

        The directors are divided into three classes so that approximately one-third of the directors are elected each year for three-year terms. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Four directors are nominees for election this year and each has consented to serve a three-year term ending in 2007. The remaining directors will continue to serve the terms set out below.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2007

Name	Principal Occupation or Employment and Other Business Affiliations	Age	Director Since
William S. Ayer	Mr. Ayer has been a director since 1999. He is Chairman, President and Chief Executive Officer of Alaska Air Group and Alaska Airlines, and served as the airline's president and chief operating officer from November 1997 to January 2002. Prior to that, he served in various marketing, planning and operational capacities with Horizon Air, including Sr. Vice President Operations. Mr. Ayer serves on the boards of Alaska Airlines, Angel Flight America, the Alaska Airlines Foundation, the University of Washington Business School Advisory Board, and the Museum of Flight.	49	1999

Dennis F. Madsen	Mr. Madsen was appointed to the Board effective December 1, 2003, and serves on the Compensation and Safety Committees. He is President and CEO of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing. He served as REI's Executive Vice President and Chief Operating Officer from 1987 to 2000 and has held numerous positions throughout the Company during his 37-year career. Mr. Madsen serves on the boards of the Western Washington University Foundation, the Washington Roundtable and Alaska Airlines.	55	2003
R. Marc Langland
	Mr. Langland has been a director since 1991. He is a member of the Company's Governance and Nominating Committee and Chairman of the Compensation Committee. He has been President of Northrim Bank, Anchorage, Alaska, since November 1990 and Chairman since January 1998. Mr. Langland has also been Chairman, President and CEO of its parent company, Northrim BanCorp, Inc., since December 2001. He was Chairman and Chief Executive Officer of Key Bank of Alaska from 1987 to 1988 and President from 1985 to 1987. He served on the Board of Trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was Chairman from June 1990 to January 1991. He is also a director of Alaska Airlines and Northrim BanCorp, Inc.	62	1991
John V. Rindlaub	Mr. Rindlaub has been a director since 1996 and serves on the Company's Audit and Compensation Committees. He is CEO, Pacific Northwest Region, Wells Fargo Bank. Prior to joining Wells Fargo, he held a number of positions with Bank of America between 1989 and 2001, including President, Bank of America, Northwest and Chairman of Seafirst Bank. Prior to his position at Seafirst, Mr. Rindlaub was Group Executive Vice President/Asia Division for Bank America and a managing director for Bankers Trust Company New York, Investment Banking Group. He is also a director of Horizon Air.	59	1996

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2005

Name	Principal Occupation or Employment And Other Business Affiliations	Age	Director Since
Phyllis J. Campbell	Mrs. Campbell has been a director since January 2002 and serves on the Company's Compensation and Safety Committees. She is President and CEO of The Seattle Foundation. She was President of U.S. Bank of Washington from 1993 until 2001 and has served as Chair of the Bank's Community Board. She also is on the boards of Alaska Airlines, SAFECO Corporation, and Puget Sound Energy Inc., and is a member of the Board of Trustees of Seattle University.	52	2002
Mark R. Hamilton
	Mr. Hamilton has been a director since 2001 and serves on the Company's Audit and Safety Committees, as well as on the board of Horizon Air. He has served as President of the University of Alaska since 1998. That same year, he retired as a U.S. Army Major General following 31 years of active military duty, primarily in the fields of teaching, management and administration. Formerly, Mr. Hamilton was Chief of Staff of the Alaskan Command at Elmendorf Air Force Base and Commander of Division Artillery at Fort Richardson. Mr. Hamilton is a graduate of the U.S. Military Academy at West Point and is the recipient of the Army's highest peacetime award, the Distinguished Service Medal.	58	2001
Byron I. Mallott
	Mr. Mallott has been a director since 1982 and is Chairman of the Company's Audit Committee. He is President of the First Alaskans Institute (a nonprofit organization dedicated to the development of Alaska Native peoples and their communities). From 1995 to 1999, he served as Executive Director (chief executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska's oil revenues. He was a director of Sealaska Corporation, Juneau, Alaska, from 1972 to 1988, Chairman from 1976 to 1983, and Chief Executive Officer from 1982 to 1992. He owns Mallott Enterprises (personal investments) and is a director of Horizon Air, Sealaska Corporation, and the Alaska Communications Systems Group Incorporated.	60	1982

Richard A. Wien	Mr. Wien has been a director since 1982. He serves on the Company's Audit Committee and is Chairman of the Safety Committee. Mr. Wien played an active role in the management of Wien Airlines until 1969, when he was elected President of Merric, Inc., an Alaska helicopter contract and charter service company. After Merric merged with Era Aviation in 1973, Mr. Wien served as Era's Executive Vice President until 1981. He has been Chairman and Chief Executive Officer of Florcraft, Inc. (retail flooring), Fairbanks and Anchorage, Alaska, since 1986. He is also a director of Horizon Air.	68	1982

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2006

Name	Principal Occupation or Employment and Other Business Affiliations	Age	Director Since
Bruce R. Kennedy	Mr. Kennedy has been a director since 1972 and serves as Chairman of the Governance and Nominating Committee. He is Chairman Emeritus of Alaska Air Group and served as its Chairman, Chief Executive Officer and President from 1985 to 1991. He was also Chairman of Alaska Airlines from 1979 to 1991, Chief Executive Officer from 1979 to 1990 and President from 1978 to 1990. He is on the board of directors of Horizon Air and serves as Chairman of Quest Aircraft Trust, an aircraft design and manufacturing company.	65	1972
Jessie J. Knight, Jr.
	Mr. Knight has been a director since 2002 and serves on the Compensation Committee and the Governance and Nominating Committee. He is the President and Chief Executive Officer of the San Diego Regional Chamber of Commerce, an organization whose primary focus is economic development. Before assuming his current position in 1999, Mr. Knight served from 1993 through 1998 as a commissioner of the California Public Utilities Commission, which is responsible for the regulatory oversight of all energy, telecommunications, shipping, railroad and investor-owned utilities in the state. Mr. Knight is on the board of directors of Alaska Airlines, Avista Corporation and Environmental Power Corporation. He is also a standing member of the Council on Foreign Relations.	53	2002
J. Kenneth Thompson
	Mr. Thompson has been a director since October 1999 and serves on the Company's Governance and Nominating Committee and its Safety Committee. He served as executive vice president of ARCO's Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. Prior to that, he was President of ARCO Alaska, Inc., the parent company's oil and gas producing division based in Anchorage. Mr. Thompson is President and CEO of Pacific Star Energy LLC. He is also President of Pacific Rim Leadership Development, LLC, an executive consulting firm in Anchorage, Alaska and serves on the board of Alaska Airlines.	52	1999

CORPORATE GOVERNANCE

STRUCTURE OF THE BOARD OF DIRECTORS

        In accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, our business affairs are managed under the direction of our Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they sit, discussing matters with our Chairman and Chief Executive Officer and other officers, reviewing materials provided to them, and visiting our facilities.

        Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee. The charters of the Audit, Compensation, Governance and Nominating, and Safety Committees are posted on the Company's website and can be accessed free of charge at www.alaskaair.com

        The table below shows the current membership of the standing Board committees. An asterisk identifies the chairman of each committee.

Name	Audit		Compensation		Governance and Nominating		Safety
Phyllis J. Campbell			x				x
Ronald F. Cosgrave					x
Mark R. Hamilton	x						x
Bruce R. Kennedy					x	*
Jessie J. Knight, Jr.			x		x
R. Marc Langland			x	*	x
Byron I. Mallot	x	*
Dennis F. Madsen			x				x
John V. Rindlaub	x		x
J. Kenneth Thompson					x		x
Richard A. Wien	x						x	*

*
Committee chair.

        The principal functions of the standing Board committees are as follows.

Audit Committee

1.
Matters pertaining to the independent auditors:

•
appoint them and oversee their work;

•
review at least annually their statement regarding their internal quality-control procedures and their relationship with the Company;

•
maintain a dialogue with respect to their independence;

•
pre-approve all auditing and non-auditing services they are to perform;

•
review annual and quarterly financial statements and filings made with the SEC; and

•
receive and review communications required from the independent auditors under applicable rules and standards.

2.
Review the planned activities and results of the internal auditors and any changes in the internal audit charter.

3.
Prepare the Audit Committee report required for the annual proxy statement.

4.
Matters pertaining to controls:

•
review financial risk and associated internal controls;

•
review procedures with respect to significant accounting policies and the adequacy of financial controls;

•
discuss with management earnings releases and any information provided to analysts and rating agencies;

•
develop and monitor a Corporate Compliance program, including a Code of Conduct and Ethics, decide on requested changes to or waivers of such program and code, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters; and

•
obtain and review at least quarterly a statement from the CEO, CFO and Disclosure Committee disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

5.
Other matters: annually review and reassess the adequacy of its charter and the Committee's performance and recommend any proposed changes to the Board of Directors.

Compensation Committee

1.
Establish the process for approving corporate goals relevant to CEO compensation and evaluating CEO performance in light of those goals.

2.
Set the salary of the CEO.

3.
Approve salaries of other executive officers of the Company and of Alaska Airlines and Horizon Air.

4.
Set annual goals under the Performance-Based Pay Plan and administer the Plan.

5.
Grant stock awards and stock options.

6.
Administer the supplementary retirement plans for elected officers and the equity-based incentive plans.

7.
Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

8.
Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring the Pension/Benefits Administrative Committee and the Pension/Benefits Investment Fund Committee, and approving the membership of those committees, trustees and trust agreements, and extension of plan participation to employees of subsidiaries.

9.
Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.

10.
Review management development and succession plans.

11.
Administer the Company's stock option and other long-term incentive plans.

12.
Produce the report on executive compensation required for the annual proxy statement.

13.
Annually review and reassess the adequacy of its charter and recommend any proposed changes in the charter to the Board of Directors.

14.
Annually review the Committee's performance.

Governance and Nominating Committee

1.
Develop and monitor the Corporate Governance Guidelines.

2.
Evaluate the size and composition of the Board.

3.
Develop criteria for Board membership.

4.
Evaluate the independence of existing and prospective members of the Board.

5.
Seek qualified candidates for election to the Board.

6.
Evaluate the nature, structure and composition of other Board committees.

7.
Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board, each other Board committee, and itself.

8.
Annually review and reassess the adequacy of its charter.

Safety Committee

1.
Monitor management efforts to ensure the safety of passengers and employees.

2.
Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

3.
Periodically review with management and outside experts all aspects of airline safety.

4.
Evaluate the Company's health, safety and environmental policies and practices.

        The Board of Directors held four regular meetings and four special meetings in 2003. The standing Board committees in 2003 and the number of meetings they held were as follows:

  •
  Audit Committee—7

  •
  Compensation Committee—5

  •
  Governance and Nominating Committee—6

  •
  Safety Committee—4

        Each director attended at least 85% of all Board and applicable committee meetings during 2003 with the exception of Mr. Mallott who, because of illness, attended 73%.

BOARD AND COMMITTEE INDEPENDENCE

        Each member of the Company's Audit Committee meets the independence, financial literacy and experience requirements defined in the new corporate governance listing standards of the NYSE and the applicable rules of the Securities and Exchange Commission. The Board has determined that John Rindlaub is an audit committee financial expert as defined in the rules of the Securities and Exchange Commission.

        Furthermore, the Board of Directors of the Company has determined that a majority of the directors and each member of the Audit Committee, Governance & Nominating Committee and Compensation Committee, is independent under the NYSE listing standards in that such directors:

  1.
  have not been employed by the Company within the last five years;

  2.
  have not received more than $100,000 in direct compensation from the Company in any of the last five years, other than director and committee fees and pension or other deferred compensation for prior service;

  3.
  have not been employed by or otherwise affiliated with the Company's independent auditor within the last five years;

  4.
  have not, within the last five years, been part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director;

  5.
  have not, in any of the last five years, been employed or otherwise affiliated with a company that has made payments to, or received payments from, the Company that exceed the greater of $1 million or 2% of such other company's gross revenues; and

  6.
  otherwise have no material relationship with the Company.

        With respect to the sixth standard, the Board considers that the following situations do not create material relationships:

  a)
  the receipt by a director of retirement compensation earned under one or more tax-qualified or nonqualified plans during the director's employment with the Company;

  b)
  ordinary-course business between the Company and an organization of which the Board member is an officer or director, where the amount of such business is immaterial with respect to the Company's or the organization's annual revenues; or

  c)
  the receipt of cash or in-kind contributions from the Company by a tax-exempt charitable organization of which the Board member is an officer or director, the value of which is immaterial with respect to the Company's or the charitable organization's annual revenues.

For the purposes of these standards, "Company" includes Alaska Air Group's subsidiaries and other affiliates. In addition, none of the independent directors has an immediate family member that meets any of these criteria. The members of the Audit Committee, in addition to the foregoing criteria, meet the additional criteria of SEC Rule 10A-3 that they neither (1) accept any direct compensation from the Company other than director and committee fees and pension or other deferred compensation for prior service, nor (2) are an affiliated person of the Company.

DIRECTOR NOMINATION POLICY

Identification and Evaluation of Candidates

1.
Internal Process for Identifying Candidates

        The Governance and Nominating Committee has two primary methods for identifying candidates (other than those proposed by the Company's stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources—members of the Board; senior level Company executives; individuals personally known to the members of the Board; and research, including database and Internet searches.

        Second, the Committee may from time to time use its authority under its charter to retain at the Company's expense one or more search firms to identify candidates (and to approve any such firms' fees and other retention terms). If the Committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Committee and to undertake such other duties as the Committee may direct.

2.
Candidates Proposed by Stockholders

a.
General Nomination Right of All Stockholders

        Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 8 of the Company's bylaws. The Company's bylaws are available publicly on the Company's website at the following address: http://www.alaskaair.com.

  b.
  Consideration of Director Candidates Recommended by Stockholders

        The Committee will evaluate candidates recommended by stockholders as set forth below. The Committee has established the procedures described in the following section 2.c. for evaluating candidates recommended to the Committee by Qualified Stockholders (defined below). The Committee does not have a formal policy with respect to the evaluation of director candidates recommended by other stockholders and will establish procedures on a case by case basis. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Committee and approved by the Board will be included in the Company's recommended slate of director nominees in its proxy statement.

  c.
  Candidates Recommended by Qualified Stockholders

        The Committee will evaluate candidates recommended by Qualified Stockholders (defined below) in accordance with the following procedures.

        A single stockholder, or group of stockholders, that has beneficially owned more than 5% of the Company's outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group, the "Qualified Stockholder"), may propose a candidate for evaluation by the Committee by delivering a written notice to the Committee satisfying each of the requirements described below (the "Notice"). The Notice must be received by the Committee not less than 120 calendar days before the anniversary of the date that the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting. No such notice was received in connection with the 2004 Annual Meeting.

        Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an "independent director" under applicable New York Stock Exchange ("NYSE") rules.

        The Notice shall also contain or be accompanied by the following information or documentation:

  •
  Proof of the required stock ownership (including the required holding period) of the stockholder or group of stockholders. The Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the registered owner. Any stockholder that is not the registered stockholder must submit such evidence as the Committee deems reasonable to evidence the required ownership percentage and holding period.

  •
  A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated.

  •
  The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified.

  •
  Regarding the candidate, such person's name, age, business and residence addresses, principal occupation or employment, number of shares of the Company's stock, if any, beneficially owned, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the "Exchange Act").

  •
  Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills, established by the Committee. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Committee's evaluation of the candidate.

  •
  Regarding the stockholder submitting the proposal, the person's business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

  •
  The signature of each candidate and of each stockholder submitting the proposal.

        The Notice shall be delivered in writing, by registered or certified, first-class mail, postage prepaid, to the following address:

  Board of Directors
  Alaska Air Group, Inc.
  PO Box 68947
  Seattle, WA 98168

        The general counsel and secretary will promptly forward the Notice to the Chair of the Governance and Nominating Committee.

        If, based on the Committee's initial evaluation of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Committee, the Chair of the Committee will request that the CEO interview the candidate and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the Committee will arrange to have appropriate reference and background checks conducted and reported to the Committee. The Committee will then meet to consider and finalize its list of recommended candidates for the Board's consideration. Except as may be required by applicable law, rule or regulation, the Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Committee's recommendations, with any stockholder who made a proposal.

3.
Evaluation of Incumbent Candidates

        The Governance and Nominating Committee will consider candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Committee's annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

        While there is no formal list of qualifications, the Governance and Nominating Committee considers, among other things, the prospective nominees' relevant experience, intelligence, independence, commitment, ability to work with the Chief Executive Officer and within the Board culture, prominence, diversity, age, understanding of the Company's business and other factors deemed relevant. For candidates to serve as independent directors, an independent and questioning mindset is critical. The Committee also considers whether the prospective candidates' workloads would allow them to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates. Different substantive areas may assume greater or lesser significance at particular times, in light of the Boards' present composition and the Committees' (or the Boards') perceptions about future issues and needs. Relevant experiences might include, among other things, company CEO experience, senior level international experience, senior level regulatory or legal experience, and relevant senior level expertise in one or more of the following areas—finance, accounting, sales and marketing, organizational development, information technology and public relations.

STOCKHOLDER COMMUNICATION POLICY

        Any stockholder or interested party who wishes to communicate with our board of directors or any specific directors, including non-management directors, may write to:

  Board of Directors
  Alaska Air Group, Inc.
  PO Box 68947
  Seattle, WA 98168

        Depending on the subject matter, management will:

  •
  forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

  •
  attempt to handle the inquiry directly (for example, where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our board of directors or an individual director); or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each meeting of the Governance and Nominating Committee, the Corporate Secretary and General Counsel will present a summary of all communications received since the last meeting of the Governance and Nominating Committee that were not forwarded and will make those communications available to any director on request.

EXECUTIVE SESSIONS AND LEAD DIRECTOR

        The Board generally holds regular executive sessions of non-management directors at least quarterly. As provided in the Governance and Nominating Committee Charter, the Lead Director for these executive sessions is the chairman of the Governance and Nominating Committee.

DIRECTOR COMPENSATION

        We do not pay directors who are also employees of the Company any additional compensation for their service as directors, except for the reimbursement of expenses incurred in attending meetings. In 2003, compensation for nonemployee directors included the following:

  •
  an annual retainer of $20,000, with a minimum of 25% of the retainer paid in the form of Alaska Air Group common stock issued under the Company's Nonemployee Director Stock Plan. (In connection with this practice, the Board has set stock ownership guidelines for directors);

  •
  $2,000 for each Audit Committee meeting and $1,200 for each Board or other committee meeting in which a nonemployee director participated in person, or $750 if participation was via telephone;

  •
  an annual retainer of $4,000 to the Audit Committee chairperson and $2,000 to other committee chairpersons;

  •
  an annual retainer of $1,000 to nonemployee directors who served on the Board of Directors of Alaska Airlines or Horizon Air; and

  •
  reimbursement of expenses in connection with attending Board and committee meetings.

        In addition, directors, their spouses and their dependent children are eligible for complimentary travel privileges on Alaska Airlines and Horizon Air.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company's directors are executive officers. The amounts involved are below disclosure thresholds set by the SEC, and, in any case, the Company does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no reports were required, the Company believes that all of its directors and officers subject to Section 16(a) complied with the reporting requirements with respect to transactions during 2003.

INDEPENDENT AUDITORS

Termination of Arthur Andersen LLP; Engagement of Deloitte & Touche LLP

        On May 22, 2002, the Company dismissed Arthur Andersen LLP ("Andersen"), and engaged Deloitte & Touche LLP, as its independent auditors. This determination was recommended by the Audit Committee and approved by the Board of Directors.

        The Company disclosed these events in a Current Report on Form 8-K filed with the SEC on May 28, 2002 (the "Form 8-K") and an amendment thereto filed on June 8, 2002, which included the following information:

          Andersen's reports on the Company's financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

          During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the dismissal of Andersen, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the dismissal of Andersen, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

          Andersen provided to the Company a letter addressed to the SEC stating that it agreed with the statements of the Company made in the Form 8-K in response to Item 304(a).

Selection of Independent Auditors for the Current Fiscal Year

        The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company's independent public auditors for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.

Fees to Independent Auditors

        During fiscal year 2003, the Company retained Deloitte & Touche LLP as its principal auditor. During fiscal year 2002, the Company retained its principal auditors, Arthur Andersen LLP and Deloitte & Touche LLP, to provide services in the following categories and amounts:

2002	Deloitte & Touche LLP	Arthur Andersen LLP	Total 2002
Audit Fees for the Company's Annual Financial Statements and Quarterly Reviews	$1,188,940	$91,132	$1,280,072
Audit-Related Fees(1)	—	30,000	30,000
Tax Fees(2)	5,325	64,000	69,325
All Other Fees(3)	132,900	24,600	157,500
2003			Total 2003
Audit Fees for the Company's Annual Financial Statements and Quarterly Reviews	$875,821	—	$875,821
Audit-Related Fees(1)	247,340	—	247,340
Tax Fees(2)	48,146	—	48,146
All Other Fees(4)	55,957	—	55,957

(1)
Includes $104,000 for professional services in connection with the audit of Alaska Airlines 401(k) plans. Also includes fees for professional services in connection with the private placement and registration of our $150 million convertible notes.

(2)
Fees for professional services in connection with tax consulting, planning and tax return review.

(3)
Fees for professional services in connection with the audit of the security costs incurred as reported to the Transportation Security Administration, and accounting and reporting issues related to the airline government assistance.

(4)
Fees for professional services in connection with audits of various fees paid to the government.

        The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company's independent auditors, and has determined that it does not impact the independence of the auditors.

Independent Auditor Engagement Policy

        The Audit Committee has established an Independent Auditor Engagement Policy that is designed to ensure that the Company's auditor performs its services independently and with the highest integrity and professionalism. The Audit Committee reviews the policy annually.

        The policy provides that any engagement of the Company's outside auditor must be consistent with principles determined by the SEC, namely, that the independent auditor cannot audit its own work, perform management functions or act as an advocate for the client.

        Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations.

        All services must be pre-approved by the Audit Committee or otherwise specifically authorized pursuant to procedures set forth in the policy, except for certain non-audit services that meet the "de minimis exception" under 17 CFR Section 210.2-01, namely:

  •
  the aggregate amount of fees paid for all such non-audit services is not more than 5 percent of the total fees paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

  •
  such services were not recognized by the Company at the time of the engagement to be non-audit services; and

  •
  such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

Review of Our Company's Audited Financial Statements

        The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent auditors, the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. We believe that management maintains an effective system of internal controls that results in fairly presented financial statements.

        The discussions with Deloitte & Touche LLP also included the material and judgmental matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have also received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Deloitte & Touche LLP their independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee of the Board of Directors

Byron I. Mallott, Chairperson
Mark R. Hamilton, Member
John V. Rindlaub, Member
Richard A. Wien, Member

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        This table shows how much Company common stock is owned as of March 19, 2004 by (a) each director and nominee, (b) each of the Company's five most highly compensated executive officers, and (c) all executive officers as a group. The number shown for each person includes shares that he or she

  •
  may vote or invest alone,

  •
  holds with his or her spouse, with shared voting and investment power,

  •
  holds otherwise with shared voting and investment power,

  •
  holds in one of the Company's 401(k) plans, or

  •
  may acquire through stock option exercises through June 12, 2004

NAME	NUMBER OF SHARES OWNED(1)		PERCENT OF OUTSTANDING SHARES
William S. Ayer	285,857	(1)	1.07
George D. Bagley	174,758	(1)	*
Phyllis J. Campbell	1,514		*
Ronald F. Cosgrave	8,700		*
Mary Jane Fate	3,397	(2)	*
Mark R. Hamilton	635		*
John F. Kelly	555,056	(1)	2.07
Bruce R. Kennedy	9,415		*
Jessie J. Knight, Jr.	403		*
R. Marc Langland	3,534		*
Byron I. Mallott	2,033		*
Dennis F. Madsen	89		*
Jeffrey D. Pinneo	46,442	(1)	*
John V. Rindlaub	4,857		*
Gregg A. Saretsky	86,077	(1)	*
J. Kenneth Thompson	3,761		*
Bradley D. Tilden	45,801	(1)	*
Richard A. Wien	4,855		*
Directors and executive officers as a group (21 persons)	1,320,140		4.93

*
Less than 1%.

(1)
The numbers shown include the following shares that the named person may acquire through the exercise of outstanding stock options that are exercisable on or before June 12, 2004: Mr. Ayer, 275,575; Mr. Bagley, 173,800; Mr. Kelly, 547,950; Mr. Saretsky, 85,025; Mr. Tilden, 43,425; and Mr. Pinneo, 43,375.

(2)
Excludes 1,546 shares registered in the name of Mrs. Fate's husband, as to which she disclaims beneficial ownership. Mrs. Fate retired from the Board in May 2003.

        The table below identifies those known to have beneficial ownership of more than 5% of the Company's outstanding common stock, as of December 31, 2003.

NAME AND ADDRESS	NUMBER OF SHARES OWNED	PERCENT OF OUTSTANDING SHARES
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	4,006,137	14.9
Vanguard PRIMECAP Fund(2) 100 Vanguard Boulevard Malvern, PA 19355	2,540,000	9.5
Franklin Resources, Inc.(3) One Franklin Parkway San Mateo, CA 94403-1906	2,481,372	9.3
Donald Smith & Co., Inc.(4) East 80 Route 4, Suite 360 Paramus, NJ 07652	1,987,600	7.4
Capital Group International, Inc.(5) 11100 Santa Monica Blvd. Los Angeles, CA 90025	1,981,720	7.3
Dimensional Fund Advisors Inc.(6) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,796,000	6.7
Alaska Airlines, Inc. and Horizon Air Industries, Inc. Employee 401(k) Plans(7) c/o Putnam Fiduciary Trust Company 1 Investors Way Norwood, MA 02062	1,674,227	6.2

(1)
Information is based on a Schedule 13G filed by FMR Corp. on February 16, 2004. FMR Corp., as a parent holding company, reported in the Schedule 13G on the voting and dispositive powers over these shares held by various affiliates.

(2)
Information is based on a Schedule 13G filed by Vanguard PRIMECAP Fund ("Vanguard") on February 4, 2004. Vanguard reported in the Schedule 13G that it had sole voting power over all 2,540,000 shares.

(3)
Information is based on a Schedule 13G filed by Franklin Resources, Inc. ("FRI") on February 12, 2004. The Schedule 13G reported that the shares covered are owned by accounts advised by FRI's advisory subsidiaries. FRI, the advisory subsidiaries, Charles B. Johnson and Rupert H. Johnson, who are FRI's principal stockholders, collectively, have sole voting power over all 2,481,372 shares.

(4)
Information is based on a Schedule 13G filed by Donald Smith & Co., Inc. ("Donald Smith") on January 21, 2004. Donald Smith reported in the Schedule 13G that it had sole voting power over 1,945,700 of the shares.

(5)
Information is based on a Schedule 13G filed by Capital Group International, Inc.("Capital Group") on February 10, 2004. Capital Group reported in the Schedule 13G that it has sole voting power of 1,265,400 of the shares, and its subsidiary, Capital Guardian Trust Company is deemed to be the beneficial owner of all 1,981,720 shares.

(6)
Information is based on a Schedule 13G filed by Dimensional Fund Advisors Inc. ("Dimensional") on February 6, 2004. Dimensional reported in the Schedule 13G that it furnishes investment advice to four investment companies and serves as investment manager to other accounts (collectively, the "Funds"), which hold the shares shown in the table above. It further reported that while it possesses voting and investment power over such shares, they are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(7)
Putnam Fiduciary Trust Company, is trustee of the Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. Flight Attendant 401(k) Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, the Horizon Air Industries, Inc. Savings Investment Plan and the Horizon Air Industries, Inc. Supplemental Savings Plan.

EXECUTIVE COMPENSATION

        In this section, we describe the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers (the "named executive officers"). That group includes officers of Alaska Air Group, the CEO of an operating subsidiary and two elected officers of a subsidiary who have policy-making roles at the Alaska Air Group level. This section consists of:

  •
  a report by the Compensation Committee on executive compensation,

  •
  a graph showing comparative performance of the common stock,

  •
  a detailed table showing compensation for the years 2003, 2002 and 2001, and

  •
  information about stock options and retirement benefits.

        This section also includes descriptions of certain change-in-control arrangements between the Company and the named executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        During 2003, the Compensation Committee of the Company's Board of Directors consisted of Mr. Langland, Mrs. Campbell, Mrs. Fate, Mr. Knight, Mr. Rindlaub and Mr. Thompson. Mrs. Fate stepped down from the Board, and Mr. Thompson left the Compensation Committee to serve on the Governance Committee in May 2003. No member of the Committee was an employee of the Company or any of its subsidiaries during the year. Each member meets the definition of "nonemployee director" under Rule 16b-3 of the Securities Exchange Act of 1934, is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and is "independent" within the meaning of the corporate governance rules of the New York Stock Exchange.

        The Committee has overall responsibility for the Company's executive compensation policies and practices. In part, the Committee's functions include:

  •
  determining the compensation of the Chief Executive Officer of the Company;

  •
  upon recommendation of the Chief Executive Officer, reviewing and approving all other executive officers' compensation, including salary and payments under the Performance Based Pay Plan; and

  •
  granting awards under stock incentive plans.

        The Committee has provided the following report on the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation and the Chief Executive Officer's compensation.

Executive Compensation Policy

        The Company's policy is to pay competitive compensation. The objectives of the Company's executive compensation policies are:

  •
  to attract and retain highly qualified executives,

  •
  to motivate executives to provide excellent leadership and achieve Company goals,

  •
  to link the interests of executives and stockholders by tying a large portion of total compensation to Company operational performance, profitability and stock value, and

  •
  to reward outstanding performance.

        Executive compensation includes competitive base salary, at-risk pay tied to annual financial and operational performance, equity-based awards and retirement benefits.

Annual Base Salary

        In 2003, base salaries for executive officers were based on:

  •
  an analysis of competitive market rates,

  •
  the market demand for each executive officer's skills,

  •
  the executive's influence on long-term Company strategies and success,

  •
  the relationships among executive positions, and

  •
  individual leadership performance.

        To ensure that its overall compensation is competitive, the Company periodically reviews executive compensation for several of the companies included in the Dow Jones Airlines Group contained in the Performance Graph on page    , for other air carriers and similarly sized Pacific Northwest companies, and for companies in broad-based national compensation surveys. In addition, it retains the services of outside compensation specialists as needed. The Company does not attempt to set executive compensation at specific target ranges of any particular survey.

        Given the general financial distress of the industry, no elected officers of the Company or its subsidiaries received increases in 2003, except those made in connection with promotions entailing additional responsibilities or in isolated situations where pay was significantly below a competitive rate in relation to an individual's responsibilities. In addition, Mr. Ayer and the executive vice presidents took voluntary salary reductions in 2003.

Annual Incentive Plan

        Air Group's annual incentive plan (through 2002 called the Management Incentive Plan or "MIP" and in 2003 changed to the Performance-Based Pay Plan or "PBP") places at risk a significant portion of each executive's potential cash compensation, linking it to annual profitability and operational goals.

        For awards to be paid, the Company must achieve or exceed profit and/or operating goals established annually by the Compensation Committee. In 2001, the Committee based goals on reaching return-on-invested-capital targets and on the Company's net earnings growth as compared to that of peer companies. Beginning in 2002, the Committee based goals on specific operating and financial performance measures. The measures include safety, customer satisfaction, on-time performance, competitive unit costs and profitability. Awards increase proportionately based on the degree to which the various goals are met. In 2003, Mr. Kelly and Mr. Ayer could have earned up to 65% of base pay if the target goals were met, and up to 130% if the maximum goals were reached. The other named executives could have earned up to 45% of base salary if the target goals were met, and up to 90% of base salary if the Company reached the maximum goals.

Equity-Based Awards

        The stockholder-approved 1999 Long-Term Incentive Equity Plan and the 2004 Long-Term Incentive Equity Plan, if approved by stockholders, provide for a variety of equity-based awards. Stock options have been used to provide an incentive to maximize stock values, linking the long-term interests of executives with those of stockholders. Because the awards vest over several years, they encourage executives to remain with the Company. The Committee grants options at market price, so recipients benefit only if the price of the stock appreciates and stockholders also benefit.

        The Committee does not base grants on ownership targets or on the number of options an individual has outstanding because it believes doing so would discourage officers from retaining options or shares. Individual grants are determined according to base salary and position. The options granted to each of the named executives in 2003 are shown in the table on page    .

        The Committee continues to closely monitor FASB deliberations with regard to the expensing of stock options and intends to take appropriate action to implement a policy of expensing of stock options when a final decision is made with regard to the accounting rules.

Chief Executive Officer's Compensation

        Base Salary—In setting the CEO's base salary, the Committee reviews competitive information similar to that used for other Company executives and periodically retains the services of an outside consultant. The Committee does not target a specific range of competitive pay, but applies the information as it deems appropriate. By reviewing survey data, the Committee believes it will remain mindful of compensation levels that would be required to recruit from outside the Company.

        The Board of Directors conducts an annual evaluation of the CEO's performance based on:

  •
  the Company's financial performance,

  •
  overall leadership,

  •
  strategic and succession planning,

  •
  communication to the Board and other Company constituencies,

  •
  investor relations, and

  •
  the CEO's relationship with the Board.

        The Compensation Committee provides the following discussion of the Company's performance during 2003:

        Following a smooth transition to the role of Chief Executive Officer in May 2003, Mr. Ayer has continued the momentum set by his predecessor, Mr. Kelly, and has begun to build upon the strengths of the management teams at Alaska Airlines and Horizon Air. In 2003, Mr. Ayer began implementation of a comprehensive, forward-looking strategic plan to transform the Company and position it for success in the years ahead.

        Financial and Strategic.    Alaska Air Group has maintained a strong balance sheet and solid liquidity in the face of economic realities that challenge the entire airline industry. The strength of Air Group's balance sheet has allowed significant strategic expansion into new, east-west routes by Alaska Airlines as well as expansion by Horizon Air into a new business model that entails contract flying as Frontier Jet Express out of Denver.

        During 2003 Alaska Airlines achieved $80 million in permanent annual cost savings, which contributed to the carrier's 2.2% decrease in unit costs, while Horizon Air achieved a 1.3% reduction in unit costs during the year. Including the effect of cash assistance provided by the government to offset a portion of the security fees imposed upon airlines, Air Group posted its first profit since 1999. The efforts of Alaska's employees contributed to this success with the achievement of a 7.4% improvement in productivity. Working with the Alaska Airlines and Horizon Air management teams, Mr. Ayer continued the "harmonization" of Alaska and Horizon Air's aircraft fleets to better match air service to the needs of the market. In addition, a total of 27.4% of Alaska and Horizon Air tickets were purchased via the Company's websites, representing a 30% increase over 2002 and contributing significantly to the reduction of costs during the year.

        Operational.    During the year, Alaska achieved a 17% and Horizon an 8% reduction in on-the-job injuries. In addition, on-time performance, baggage delivery and employee attitude improved in 2003, in spite of the challenges associated with handling record traffic and load factors.

        Key Relationships and Leadership.    Mr. Ayer has exhibited a positive, interactive and responsive relationship with the Board of Directors and other constituencies. In particular, he has continued the effort to establish a more open, collaborative relationship with labor and other employee groups through increased communication. He has also maintained open and appropriate communications with the Company's investors.

        Achievement.    Not unlike other years, the Company's achievements in several areas have been recognized. Of note, in April 2003, Alaska Airlines and Horizon Air's websites received top ranking, and in June, Alaska Airlines received the Airlines Strategy Award for Technology. Alaska's Mileage Plan program was named Frequent Flyer Program of the Year at the Freddie Awards, a recognition bestowed by consumers. In addition, Alaska Airlines was once again rated the best major airline by readers of Condé Nast and Horizon was the only regional airline named in the Condé Nast survey.

        In summary, great strides have been made toward transforming the Company into a thriving business that is an attractive place for people to work and an attractive investment for investors. While significant challenges remain, we are encouraged by the progress to date and expect that management will continue to make strides to achieve this goal.

        Annual Incentive Plan—The PBP award is the portion of the CEO's compensation that most directly relates to the Company's financial and operational performance. Under the plan in effect during 2003, the CEO's award could range from zero, if performance was below threshold, to 65% of base salary if all of the operating and financial targets were met, up to a maximum of 130% if maximum goals were reached on all measures. Mr. Kelly's 2003 PBP award was $150,150 and Mr. Ayer's award was $99,149. Mr. Ayer elected to defer payment of his award.

        Stock Options—Mr. Kelly was granted no stock options during 2003. Mr. Ayer was granted 55,000 stock options during 2003.

Other Information: Tax Law Limits on Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code eliminates the Company's ability to deduct certain compensation over $1 million paid to the named executives unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company strives whenever possible to structure its compensation plans such that they are tax deductible by the Company. Accordingly, compensation to executive officers from the exercise of options granted under the Company's stock option and equity plans is expected to be tax deductible by the Company to the maximum extent allowable. At this time, none of our named executive officers' compensation is subject to the deductibility limits exceeds $1 million, and it is the Compensation

Committee's view that the Company will not likely be affected by the non-deductibility rules in the near future.

Compensation Committee of the Board of Directors

R. Marc Langland, Chairperson
Phyllis J. Campbell, Member
Jessie J. Knight, Jr., Member
Dennis F. Madsen, Member
John V. Rindlaub, Member
J. Kenneth Thompson, Member

PERFORMANCE GRAPH

        The following graph shows a five-year comparison of cumulative total returns for the Company's common stock, the Standard & Poor's 500 Index, and the Dow Jones Airlines Group, assuming an initial investment of $100 on December 31, 1998 with all dividends reinvested. The stock price performance shown here is historical and not necessarily indicative of future performance.

DATE	ALASKA AIR GROUP	S&P 500	DOW JONES AIRLINES GROUP*
1998	100.00	100.00	100.00
1999	79.38	121.04	100.37
2000	67.23	110.02	135.70
2001	65.76	96.95	89.55
2002	48.93	75.52	51.08
2003	61.67	97.18	66.09

*
The companies included in the Dow Jones Airlines Group in 2003 were Air Tran Holdings, Inc., Alaska Air Group, AMR Corp., Atlantic Coast Airlines Holdings Inc., Continental Airlines Inc., Delta Air Lines Inc., JetBlue Airways Corp., Northwest Airlines Corp., Skywest Inc., and Southwest Airlines Co.

SUMMARY COMPENSATION TABLE

        This table shows compensation information for the named executive officers of Alaska Air Group for the last three fiscal years. Bonus figures are shown and based upon performance in the year earned, although paid in the following year.

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(1) ($)		OTHER ANNUAL COMPENSATION(2) ($)	SECURITIES UNDERLYING OPTIONS (#)	ALL OTHER COMPENSATION(3) ($)
John F. Kelly Retired Chairman and CEO (Alaska Air Group)	2003 2002 2001	263,682 525,000 525,000	150,150 111,930 0		5,282 15,908 0	0 0 173,400	135,827 8,322 7,572	(4)
William S. Ayer Chairman, President & CEO (Alaska Air Group and Alaska Airlines)	2003 2002 2001	373,895 393,769 340,000	99,149 69,877 0	(1)	7,538 5,180 0	55,000 150,000 80,900	6,809 6,810 6,060
George D. Bagley Executive VP/Operations (Alaska Airlines)	2003 2002 2001	286,482 296,120 253,133	56,723 43,708 0	(1)	6,146 12,719 0	30,000 100,000 56,500	8,975 6,071 12,132
Gregg A. Saretsky Executive Vice President/Marketing & Planning (Alaska Airlines)	2003 2002 2001	238,735 247,892 227,088	47,269 35,806 0	(1)	67,887 54,985 43,363	20,800 30,000 36,300	66,373 6,384 5,598	(5)
Bradley D. Tilden Executive Vice President/ Finance & CFO (Alaska Air Group and Alaska Airlines)	2003 2002 2001	229,185 235,130 190,919	45,379 34,047 0	(1)	44,633 42,719 33,362	20,000 30,000 28,600	6,355 6,358 5,533
Jeffrey D. Pinneo President and CEO (Horizon Air Industries)	2003 2002 2001	202,701 197,291 136,211	39,600 28,441 0	(1)	58,480 43,898 38,471	20,000 30,000 11,700	14,505 13,310 13,437

(1)
Amounts included in this column for 2003 represent the "at risk" portion of market-based cash compensation for the named executive officers earned pursuant to the Performance Based Pay Plan. The Compensation Committee sets goals with respect to profitability as well as other financial and operating goals. Payments depend upon the degree to which one or more of these goals are achieved. See the discussion of the Annual Incentive Plan on page    . Payment for 2003 Performance Based Pay Award was deferred as follows for the named executives: Mr. Ayer, $99,149; Mr. Bagley, $56,723; Mr. Saretsky, 47,269; Mr. Tilden, $45,379; and Mr. Pinneo, $7,920.

(2)
Includes the value of personal benefits, imputed interest, and tax gross-ups for the imputed income in connection with certain of those benefits. Personal benefit totals that exceed the lesser of $50,000 or 10% of a named executive's salary plus bonus in each of the past three years are shown. Compensation for Mr. Kelly, includes $             for automobile expense and $             for executive travel in 2001; $             for automobile expense and $             for executive travel in 2002; $             for automobile expense and $             for executive travel in 2003. Compensation for Mr. Ayer, includes $             for automobile expense and $             for executive travel in 2001; $             for automobile expense and $             for executive travel in 2002; $             for automobile expense and $             for executive travel in 2003. Compensation for Mr. Bagley, includes $             for automobile expense and $             for executive travel in 2001; $             for automobile expense and $             for executive travel in 2002; $             for automobile expense and $             for executive travel in 2003. Compensation for Mr. Saretsky includes $14,021 for automobile expense and $11,549 for executive travel in 2001; $14,526 for automobile expense and $20,609 for executive travel in 2002; and $14,723 for automobile expense and $29,159 for executive travel in 2003. Mr. Tilden's 2001 compensation includes $14,287 for automobile expense and $9,212 in connection with executive travel; his 2002 compensation includes $12,900 for automobile expense and $12,383 in connection with executive travel; and his 2003 compensation includes $16,352 for automobile expense and $12,262 for executive travel. Compensation for Mr. Pinneo includes $23,147 for executive travel in 2001; $14,667 for automobile expense and $13,861 for executive travel in 2002; and $16,000 for automobile expense and $23,962 for executive travel in 2003.

(3)
Represents Company-paid contributions to individual 401(k) plan accounts and imputed income for the value (as determined by the Internal Revenue Service ("IRS")) of a term life insurance benefit provided by the Company. In 2003, 401(k) contributions were $4,644 for Mr. Kelly, $6,000 for Mr. Ayer, $7,000 for Mr. Bagley, $6,000 for Mr. Saretsky, $6,000 for Mr. Tilden and $11,454 for Mr. Pinneo. Imputed income for term life insurance during 2003 was as follows: Mr. Kelly, $968; Mr. Ayer, $809; Mr. Bagley, $1,975; Mr. Saretsky, $373; Mr. Tilden, $355 and Mr. Pinneo, $[            ].

(4)
Mr. Kelly retired as Chairman, President and CEO in May 2003. In addition to the payments described in footnote (3), the total amount shown in 2003 for Mr. Kelly under "All Other Compensation" includes the value of gifts made to Mr. Kelly in connection with his retirement. Specifically, amount includes: a $97,327 cash gift; $31,000 in artwork gifted to Mr. Kelly, including a gross-up for associated taxes; and frequent flyer miles having a value to the Company of $1,888. Also, in connection with his retirement, the Company contributed $100,000 to a charitable organization designated by Mr. Kelly.

(5)
In connection with Mr. Saretsky's acceptance of employment at Alaska Airlines in 1998, the Company provided a loan of $60,000 in connection with his moving expenses. Under the terms of the contract, if Mr. Saretsky remained with the Company for five years, repayment of the loan would be forgiven. The terms of the contract were fulfilled in 2003, and the Company forgave the repayment obligation.

OPTION GRANTS IN 2003

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		Percent of Total Options Granted to Employees in Fiscal Year (%)
	Number of Securities Underlying Options Granted(1)(#)
			Exercisable or Base Price(2) ($/Sh)
Name				Expiration Date
					5% ($)	10% ($)
John F. Kelly	0	0	0	—	0	0
William S. Ayer	55,000	10.2%	$18.76	2/11/2013	$648,893	$1,644,423
George D. Bagley	30,000	5.3	18.76	2/11/2013	353,942	896,958
Gregg A. Saretsky	20,800	3.7	18.76	2/11/2013	245,400	621,891
Bradley D. Tilden	20,000	3.6	18.76	2/11/2013	235,961	597,972
Jeffrey D. Pinneo	20,000	3.6	18.76	2/11/2013	235,961	597,972

(1)
These options were granted under the 1999 Long-Term Incentive Equity Plan. They

•
generally were granted as incentive stock options, subject to limitations imposed by tax law,

•
were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant,

•
expire ten years from the date of grant, unless canceled earlier as a result of termination of employment,

•
vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the 1999 Long-Term Incentive Equity Plan, and

•
provide for accelerated vesting under certain circumstances, as described under "Change-in-Control Arrangements" on page [    ].

(2)
Options were granted at the closing price on February 11, 2003, as reported on the NYSE.

(3)
The 5% and 10% assumed rates of appreciation over a ten-year period are required by SEC rules. This does not represent the Company's estimate or projection of the future common stock price. If the Company's common stock does not appreciate, these executives will receive no benefit from the options.

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

        There is no assurance that the indicated values of any unexercised options will actually be realized.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End(2) ($)
	Shares Acquired on Exercise (#)
Name		Value Realized(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John F. Kelly	0	0	547,950	188,450	$594,233	$0
William S. Ayer	3,700	52,170	203,825	274,175	216,429	506,298
George D. Bagley	0	0	128,325	214,675	114,682	613,428
Gregg A. Saretsky	0	0	65,050	80,150	21,736	193,489
Bradley D. Tilden	0	0	47,325	82,675	26,289	202,253
Jeffrey D. Pinneo	1,050	14,700	28,200	84,500	28,346	189,138

(1)
These values are calculated by:

•
subtracting the option exercise price from the market price on the date of exercise, and

•
multiplying that by the number of options exercised.

(2)
These values are calculated by:

•
subtracting the option exercise price from the December 31, 2003 closing price ($27.29 per share) and

•
multiplying that by the number of exercisable and unexercisable options.

RETIREMENT BENEFITS

Salaried Retirement Plan

        The Company maintains a tax-qualified, defined-benefit retirement plan for salaried Alaska Airlines employees hired prior to April 1, 2003, in which the named executive officers participate. Benefits payable under the Alaska Airlines Salaried Retirement Plan ("Salaried Retirement Plan") are based on years of credited service and final average earnings for the five highest complete and consecutive calendar years of an employee's last ten years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee's final average earnings times years of credited service. Annual benefits are computed on a straight life annuity basis at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

        The following table shows estimated Salaried Retirement Plan annual benefits payable to an employee, assuming retirement on January 1, 2005, at age 62, with various combinations of final average earnings and years of credited service. These estimates represent the straight life annuity benefit for an individual who retires at normal retirement age.

        IRS regulations limit the covered compensation on which annual retirement benefits are based; the limit is $205,000 in 2004. IRS regulations also limit the annual benefits that may be paid from a tax-qualified retirement plan; the benefit limit is $165,000 in 2004. To the extent that the amounts shown in the table below exceed the IRS limitations, the excess will be paid from the Officers Supplementary Retirement Plan, described below.

	Annual Benefits Based on Years of Credited Service
Final Average Compensation
	15	20	25	30	35
$175,000	$52,500	$70,000	$87,500	$105,000	$122,500
$200,000	60,000	80,000	100,000	120,000	140,000
$225,000	67,500	90,000	112,500	135,000	157,500
$300,000	90,000	120,000	150,000	180,000	210,000
$350,000	105,000	140,000	175,000	210,000	245,000
$400,000	120,000	160,000	200,000	240,000	280,000
$450,000	135,000	180,000	225,000	270,000	315,000
$500,000	150,000	200,000	250,000	300,000	350,000
$550,000	165,000	220,000	275,000	330,000	385,000
$600,000	180,000	240,000	300,000	360,000	420,000
$650,000	195,000	260,000	325,000	390,000	455,000

        All of the participants' base salaries, but not bonuses, as shown in the Summary Compensation Table, are covered under the Salaried Retirement Plan and the Officers Supplementary Retirement Plan. The named executives have the following years of credited service and final average compensation as of December 31, 2003.

Named Executive	Years of Credited Service		Final Average Compensation
John F. Kelly	26.7	(2)	$514,523
William S. Ayer	8.3		352,379
George D. Bagley(1)	10.1	(2)	263,248
Gregg A. Saretsky	5.8		231,965
Bradley D. Tilden	12.8		197,649
Jeffrey D. Pinneo(3)	5.7		202,704

(1)
When Mr. Bagley transferred from Alaska Airlines to Horizon Air in October 1995, he was 100% vested under the Salaried Retirement Plan. Horizon Air does not have a similar plan, but will supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he continued with Alaska Airlines.

(2)
Reflects combined service at Alaska Airlines and Horizon Air since becoming eligible for the Salaried Retirement Plan.

(3)
When Mr. Pinneo was elected as President and CEO of Horizon Air in 2002, he was 100% vested under the Salaried Retirement Plan on account of prior service at Alaska. At that time Horizon Air, which does not have a plan similar to the Alaska Airlines Salaried Retirement Plan, agreed to supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been participating in the Alaska Airlines Salaried Retirement Plan during his tenure as President and CEO of Horizon Air.

Officers Supplementary Retirement Plan

        In addition to the benefits described above, under the Officers Supplementary Retirement Plan ("Supplementary Plan"), elected officers of Alaska Air Group and Alaska Airlines and Horizon Air's Chief Executive Officer can receive retirement benefits, provided they have met service requirements. The Supplementary Plan is a nonqualified, unfunded, noncontributory defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60 and are based on years of service as an elected officer. Annual benefits are calculated on a straight life annuity basis. Benefits under both versions of the Supplementary Plan are subject to vesting schedules that are dependent on the officer's length of service.

        Under the version of the Supplementary Plan applicable to officers elected prior to August 8, 1995 (including Mr. Kelly and Mr. Bagley), benefits can be up to 50% of a participant's final average compensation, offset by Social Security benefits. Those participants are also eligible to receive additional retirement benefits from the Supplementary Plan to the extent IRS regulations limit benefits payable from the Salaried Retirement Plan. The chart below describes estimated annual benefits payable upon retirement at normal retirement age for Messrs. Bagley and Kelly, assuming current compensation levels:

Named Executive	Estimated Benefit(1)
John F. Kelly	TBD
George D. Bagley	TBD

(1)
The amount shown for Mr. Kelly is actual because he retired in 2003.

        Under the version of the Supplementary Plan applicable to officers elected on or after August 8, 1995 (including Messrs. Ayer, Pinneo, Saretsky and Tilden), benefits can range from 50% to 75% of a participant's final average earnings, depending on overall length of service and length of service as an officer. These payments are offset by Social Security benefits and by benefits from Company-sponsored qualified retirement plans (including the Salaried Retirement Plan) to the extent such benefits were accrued after the officer becomes a participant in the Supplementary Plan (there is no offset for qualified retirement plan benefits accrued for service before becoming a participant in the Supplementary Plan). In the event IRS regulations limit retirement benefits payable under the Salaried Retirement Plan, the offset under the Supplementary Plan decreases by a corresponding amount. The chart below describes estimated annual benefits payable upon retirement at normal retirement age for Messrs. Ayer, Pinneo, Saretsky and Tilden, assuming current compensation levels:

Named Executive	Estimated Benefit(1)
William S. Ayer	TBD
Jeffrey D. Pinneo	TBD
Gregg A. Saretsky	TBD
Bradley D. Tilden	TBD

(1)
The amount shown below were calculated to include the offset of benefits payable under the Salaried Retirement Plan for benefits accrued for service after the officer became a participant in the Supplementary Plan.

CHANGE-IN-CONTROL ARRANGEMENTS

        Agreements are in place at Alaska Airlines and Horizon Air to provide severance pay to all executive officers and certain other key employees in the event they are terminated within 24 to 36 months after a change in control of the Company. Depending on the employee's position, the formula provides for payments of up to 24 or 36 months' salary plus bonus, as well as commensurate service credit under the Salaried Retirement Plan and the Supplementary Plan, as applicable, in keeping with the time elapsed between a takeover and termination. Because of these and other variables to be determined at the time of distribution, the value of this benefit cannot be determined at this time.

        Some Company benefit plans provide for accelerated vesting in the case of a change in control. Under the Supplementary Plan applicable to officers elected prior to August 8, 1995, after a change in control, benefits become vested at the rate of 10% per year of a participant's service as an elected officer. Under the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits become fully vested upon a change in control. The benefit after a change in control is equal to 10% of final average earnings for each year of service as an elected officer up to and including the fifth year. For officers having five or more years of service as an elected officer, the benefit amount ranges from 50% to 75% of final average earnings, depending on length of service. Under all versions of the Supplementary Plan, the benefit remains subject to applicable offsets.

        The Supplementary Plan provides that, after a change in control, benefits will not be forfeited if an individual is terminated (other than for dishonesty or criminal acts) or is later employed by a competitor. The value of this provision to the named executives cannot be determined at this time as the amount depends on a number of variables to be determined at the time of any change in control.

        Upon a change in control of the Company, outstanding options under the Company's equity plans become fully exercisable unless the Board of Directors determines otherwise.

EQUITY COMPENSATION PLAN INFORMATION

        The table below provides information, as of the end of the most recently completed fiscal year, concerning securities authorized for issuance under equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,535,512	29.16	448,400
Equity compensation plans not approved by security holders	1,153,425	31.86	6,089	*
Total	3,688,937	30.01	454,489

*
Shares remaining available for issuance under the Nonemployee Director Stock Plan, described below.

        The shares to be issued under plans not approved by stockholders relate to the Company's 1997 Long-Term Incentive Equity Plan and Nonemployee Director Stock Plan. These plans were adopted by the Board of Directors in 1997 and did not require stockholder approval because no grants to executive officers were allowed under the plans.

1997 Long-Term Incentive Equity Plan (the "1997 Plan")

        The 1997 Plan terminated on November 3, 2002 and no further awards may be made. Awards granted before that date remain outstanding in accordance with their terms. Under the 1997 Plan, awards could be made to any employee of the Company who was not a director or officer subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. Awards could be made in the form of stock options, SARs or stock awards. The 1997 Plan is administered by the Compensation Committee of the Board of Directors.

Nonemployee Director Stock Plan (the "Directors' Plan")

        An aggregate of up to 25,000 shares of common stock was authorized for issuance under the Directors' Plan. It remains in effect until all shares have been purchased or acquired or until terminated by the Board.

        Each member of the Board of Directors of the Company who is not employed by the Company or its subsidiary is an eligible director. Each year on the first business day following that year's annual meeting of stockholders, a portion of an eligible director's annual retainer for services as a director for the coming year is paid in shares of common stock having a total value of $5,000.

        In addition, each eligible director may elect to reduce his or her annual cash retainer and to receive instead a number of shares of common stock equal in value to the amount of the reduction on the same date the stock payment described above is made.

        Directors have the right to vote and receive dividends on shares that have been issued under the Directors' Plan. The shares are not forfeited when participants leave the Board or otherwise become ineligible to continue in the Directors' Plan.

PROPOSAL 2. BOARD PROPOSAL TO APPROVE THE ALASKA AIR GROUP, INC. 2004 LONG-TERM INCENTIVE EQUITY PLAN

        This proposal is sponsored by the Board of Directors.

        The Board of Directors has approved and recommends to the stockholders the adoption of the Alaska Air Group, Inc. 2004 Long-Term Incentive Equity Plan (the "2004 Plan"). The 2004 Plan provides for the award of stock options, stock appreciation rights, restricted stock and stock units, and performance shares and performance units. The purpose of the 2004 Plan is to promote the long-term profitability of the Company and to enhance value for its stockholders by offering incentives and rewards to key employees, officer and directors of the Company, to retain their services and to encourage them to acquire and maintain stock ownership in the Company. The 2004 Plan will replace the Company's 1999 Long-Term Incentive Equity Plan (the "Prior Plan"). No further grants may be made under the Prior Plan on or after the date the 2004 Plan is approved by the Company's stockholders. Approval of this proposal would require the affirmative vote of a majority of the shares of Alaska Air Group common stock voting on the proposal in person or by proxy at the Annual Meeting.

        The full text of the 2004 Plan appears as Exhibit A to this Proxy Statement, to which reference is made for a full statement of its terms and provisions. The following is a summary of the principal features of the 2004 Plan and should be read together with the full text of the 2004 Plan.

Description of the Plan

        Administration.    The 2004 Plan is administered by the Compensation Committee of the Board of Directors which has the authority to make awards under the 2004 Plan and all interpretations and determinations affecting the 2004 Plan. Compensation Committee members are independent, non-employee directors of the Company. The Compensation Committee does not have the power to cancel outstanding stock options or stock appreciation rights ("SARs") for the purpose of replacing or re-granting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR.

        Participation.    Participation in the 2004 Plan is limited to officers, directors and employees of the Company and its subsidiaries who are selected from time to time by the Compensation Committee. Participants in the 2004 Plan are also eligible to participate in other incentive plans of the Company. Nonemployee directors are also eligible to receive payments under the 2004 Plan in stock for payment of such nonemployee director's annual retainer fee.

        Types of Awards.    Awards under the 2004 Plan may be in the form of stock options (including incentive stock options which meet the requirements of Section 422 of the Internal Revenue Code, as amended ("ISOs")), SARs, stock and stock units, including restricted stock and restricted stock units, and other performance-based cash awards.

        Shares Available for Awards.    Subject to adjustment as described below for a stock split, stock dividend, recapitalization, merger and the like, the total number of shares that may be awarded under the 2004 Plan are the sum of (i) 1,700,000 (ii) any shares available for future awards, as of the effective date of the 2004 Plan, under the Prior Plan and (iii) any shares that are represented by awards under the Prior Plan which, after the effective date of the 2004 Plan, are forfeited, expired, are cancelled without delivery of shares, or otherwise result in the return of shares to the Company. In addition, when any award under the 2004 Plan expires or for any reason shares underlying an award are not delivered in full, the undelivered shares will become available for future awards under the 2004 Plan. As of March 19, 2004, options with respect to 2,204,700 shares were outstanding under the Prior Plan, and 178,000 remained available for awards under the Prior Plan.

        Limitations on Shares Available for Awards.    No officer, director or employee will be eligible to receive in any one calendar year awards covering more than 300,000 shares.

        Stock Options.    The Compensation Committee may grant stock options designated as ISOs or non-qualified stock options. The term of options granted under the 2004 Plan will be fixed by the Compensation Committee, or if not established by the Compensation Committee, will be ten years from the grant date. The per share purchase price for any shares purchasable under any stock option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the shares on the date the option is granted (except in the case of stock options (i) issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or with which the Company combines or (ii) granted retroactively in tandem with or as a substitution for a SAR under certain circumstances). The Compensation Committee will establish the times at which, or the installments in which, the stock options will vest and become exercisable. Each stock option will be exercisable in full or in part by payment of the option price in cash or shares for the number of shares to be purchased.

        Stock Appreciation Rights.    SARs may be granted in tandem with stock options or on a stand-alone basis. The grant price of a tandem SAR will be equal to the exercise price of the related stock option, and the grant price of a freestanding SAR will be equal to the fair market value of the shares for the grant date. Upon exercise of a SAR, the holder will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the market price at which the shares are trading on the New York Stock Exchange as of the time of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised.

        Stock and Stock Units.    The Compensation Committee is authorized to make awards of stock and stock units, including restricted stock and restricted stock units on such terms and conditions and subject to such restrictions as the Compensation Committee determines in its discretion.

        Performance-Based Cash Awards.    The Compensation Committee is authorized to grant other incentives payable in cash as it determines to be in the best interests of the Company. Such awards will be subject to the achievement of the following performance criteria of the Company or any business unit or division of the Company: profitability, revenue, cost, cash flow, earnings, share price, return on equity, return on assets, return on invested capital, economic value added, market share, productivity, safety, customer satisfaction, on-time performance or other objective operational measures. The foregoing performance criteria will be calculated under a methodology established by the Compensation Committee. The Compensation Committee will also determine other terms and conditions of performance-based awards made pursuant to the Plan. The maximum amount that any officer, director or employee will be eligible to receive in any one calendar year will not exceed twice the participant's base salary and in no event will exceed $1,000,000.

        Adjustments.    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or similar corporate transaction, or any other change affecting shares or share price, the Committee may make a proportionate adjustment with respect to: (i) the aggregate number of shares that may be issued under the 2004 Plan; (ii) each outstanding award made under the 2004 Plan; and (iii) the exercise price per share for any outstanding stock options, SARs or similar awards under the 2004 Plan.

        Acceleration and Settlement of Awards.    The Compensation Committee has the discretion to provide for the acceleration of vesting and for settlement, including cash payment or assumption and/or conversion, of an award granted under the 2004 Plan upon or immediately before an event involving a sale, merger, consolidation, reorganization, liquidation or change in control of the Company (as defined by the Compensation Committee) becomes effective. Such provision for the acceleration of vesting and for settlement, including cash payment or assumption and/or conversion may be set forth in an award agreement made pursuant to this Plan.

        Amendment or Termination.    The Board of Directors may amend the 2004 Plan as it deems necessary or appropriate to better achieve the purposes of the 2004 Plan.

        Term.    The 2004 Plan will become effective on May 18, 2004, subject to the approval of the Company's stockholders. The 2004 Plan will terminate on May 18, 2014.

Federal Income Tax Consequences

        The U. S. federal income tax consequences to the Company and its employees of awards under the 2004 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to awards issuable pursuant to the 2004 Plan. Recipients of awards under the 2004 Plan should consult their own tax advisers since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

        As discussed above, several different types of instruments may be issued under the 2004 Plan. The tax consequences related to the issuance of each is discussed separately below.

        Stock Options Generally.    As noted above, options granted under the Stock Plan may be either ISOs or nonqualified stock options. ISOs are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. Any option that does not satisfy these requirements will be treated as a nonqualified stock option.

        Incentive Stock Options.    If a stock option granted under the Stock Plan is treated as an ISO, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares acquired by exercising an ISO, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an ISO may subject the optionee to alternative minimum tax liability.

        If an optionee exercises an ISO and does not dispose of the shares received within two years after the date such ISO was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

        If the optionee disposes of the shares either within two years after the date the ISO is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be taxed as ordinary compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

        The exercise of an ISO may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time ISO is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

        In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an ISO. However, in the event an optionee sells or otherwise disposes of stock received on the exercise of an ISO in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

        Nonqualified Stock Options.    An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option under the 2004 Plan. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income recognized by the optionee will be subject to income and other employee withholding taxes (if the option was granted for services performed while the optionee was an employee of the Company).

        The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

        In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

        Stock Appreciation Rights.    As discussed above, the Company may grant either SARs in tandem with stock options ("Tandem SARs") or it may grant SARs on a stand-alone basis ("Stand-Alone SARs") under the 2004 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

        With respect to Stand-Alone SARs, if the employee receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the employee receives the appreciation inherent in the Stand-Alone SARs in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the employee for the stock.

        With respect to Tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to Stand-Alone SARs. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the employee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

        The income recognized by the holder of SARs will be subject to income and other employee withholding taxes (if the SAR was granted for services performed while the recipient was an employee of the Company).

        In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. However, upon the exercise of either a Stand-Alone SAR or a Tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

        Stock Awards.    Under the 2004 Plan, the Company may grant stock awards, either in the form of current grants of shares of stock or unfunded and unsecured promises to issue stock at a future date. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Company common stock associated with such stock award is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested (i.e., if the recipient is required to work for a period of time in order to have the right to sell the stock) when it is received under the 2004 Plan and the recipient has not elected otherwise, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes (if the award relates to services performed while the recipient was an employee of the Company).

        In the case of stock awards that take the form of the Company's unfunded and unsecured promise to issue common stock at a future date, the grant of this type of stock award is not a taxable event to the recipient because it constitutes an unfunded and unsecured promise to issue shares of Company common stock at a future date. Once this type of stock award vests and the recipient receives the Company common shares, the tax rules discussed in the previous paragraph will apply to receipt of such shares.

        The recipient's basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2004 Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss (provided the recipient has held the shares as a capital asset) and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

        In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

        Stock Payments to Non-Employee Directors.    Under the 2004 Plan, the Company may make payments of non-employee directors' annual retainer fees in shares of common stock. A nonemployee director receiving shares of common stock in payment of the director's annual retainer fee will recognize ordinary compensation income at the time of the receipt of the shares equal to the fair market value of the shares received. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the non-employee director is entitled to recognize, provided that the deduction is not otherwise disallowed under the Code.

        Performance-Based Cash Awards.    As noted above, the Company may grant other incentives payable in cash based on the satisfaction of performance criteria. The recipient of such a cash payment will generally recognize ordinary compensation income in the amount of the cash payment in the year received, and the Company will be entitled to a deduction in the amount of such cash payment, provided that the deduction is not otherwise disallowed under the Code. The income realized by the recipient will generally be subject to U.S. income and other employee withholding taxes (if the payment relates to services performed by an employee of the Company).

New Plan Benefits

        Because awards under the 2004 Plan are discretionary, total awards that may be granted for the current fiscal year are not determinable until completion of the year. If the 2004 Plan had been in effect for the 2003 fiscal year, the following benefits would have been granted in 2003:

2004 PLAN BENEFITS

Name and Position	Dollar Value(2)($)	Number of Units(1)
John F. Kelly	0	0
William S. Ayer	661,100	55,000
George D. Bagley	360,600	30,000
Gregg A. Saretsky	250,016	20,800
Bradley D. Tilden	240,400	20,000
Jeffrey D. Pinneo	240,400	20,000
Executive Group	1,752,516	145,800
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	5,071,042	414,800

(1)
Options granted in 2003 vest and become exercisable in increments of 25% beginning with the first anniversary of the grant date and each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2)
The estimated grant date present value reflected in the above table is determined using the [                        ]. The material assumptions and adjustments incorporated in the [                        ] in estimating the value of the options reflected in the above table include the following:

•
Exercise prices of $18.75, $22.84 and $27.94 represent the fair market value of the underlying stock on their respective 2003 grant dates. The weighted average exercise price for all options granted in 2003 is $19.78.

•
An option term of 10 years.

•
An interest rate of 3.98%, representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.

•
Volatility of 48.29% calculated using daily stock prices for the three-year period prior to the grant date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3. STOCKHOLDER PROPOSAL ON SIMPLE-MAJORITY VOTE

        John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who has beneficial ownership of 200 shares of the Company's stock, has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Adopt the Simple-Majority Vote Topic which Won our 96% Support.

        RESOLVED:    Shareholders request that our Directors increase shareholder rights by using all means in their power to adopt to the fullest extent within their power a simple-majority voting standard (50% plus one vote) in place of a super-majority voting standard. This includes the 80% voting barrier for certain shareholder votes to be successful. This includes a recommendation for our Board to make a special solicitation (to address this one topic only) to obtain the yes-vote of 80% of shares outstanding needed for adoption.

Our Directors are to be Applauded

        Our Directors are to be applauded for their 2001 recommendation of simple majority vote in response to our majority vote in 2000 supporting this topic. Our Directors' recommendation resulted in our 96% support of this topic in 2001 (based on yes and no votes cast).

        The only show-stopper was that with 96% support, not enough shares were voted to equal support from 80% of all shares in existence. The 80% of all shares in existence rule was put in many years ago before corporate governance gained high visibility.

Successful Board Recommendation Proposed

        This proposal adds a provision to help ensure the success of a recommendation from our Board. I believe that our Board may be professionally embarrassed if another Board recommendation falls short of the minimum vote required. The added provision is a recommendation for our Board to make a special solicitation (to address this one topic only) to obtain the required yes-vote of 80% of all shares in existence.

        I believe our board was correct in its 2001 recommendation for this topic because current super-majority requirements allow a small minority to frustrate the will of the vast majority. Currently if 79% of our shares outstanding vote yes and 1% vote no—only 1% of our shares can force their will on our overwhelming 79% majority.

Director Confident in their Oversight

        I believe that a Board of Directors, which takes all steps within its power to adopt simple-majority voting, is sending a powerful signal of confidence in its own oversight skill and strategy.

Board of Directors' Response

        The Board has sought stockholder approval of a proposal to eliminate the special 80% supermajority voting requirement for two years—in 2001 and again in 2003—with no success. Last year, the proposal failed to reach the needed votes by 14%. The Board does not believe that spending the significant amount of money that would be necessary to conduct a special solicitation for this topic only would be a prudent use of funds.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 3.

PROPOSAL 4. STOCKHOLDER PROPOSAL ON STOCKHOLDER RIGHTS PLANS

        Mark Woods, 31825 3rd Place SW, Apt B., Federal Way, WA 98023, who has beneficial ownership of 1,446 shares of the Company's stock, has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Shareholder Input on Poison Pills

        RESOLVED:    Shareholders request that our Directors increase shareholder voting rights and submit the adoption, maintenance or extension of any poison pill to a shareholder vote as a separate ballot item as soon as may be practical. Also once this proposal is adopted, any removal or material change of this proposal is requested to be submitted to a shareholder vote as a separate ballot item at the earliest possible shareholder election. Directors have the flexibility of discretion accordingly in scheduling the earliest shareholder vote and in responding to shareholder votes.

        We as AAG shareholders in 2003 voted in support of this proposal by 83.77 percent based on yes and no votes cast. This almost 84% approval followed our Board's unanimous objection to this proposal. I do not see how our Board could object to this proposal because it gives our Board the flexibility to ignore our shareholder vote if our Board seriously believes it has a good reason.

        Eleven percent-Support for Management Position:    The 16.23%-vote for the unanimous Director objection on this topic equals only 11% of our shares outstanding. I believe that a mere 11% is a resounding vote of no-confidence in our Directors objection to this key governance topic.

        This topic also won an overall 60% yes-vote rate at 79 companies in 2003, according to the IRRC Corporate Governance Bulletin—June/Sept. 2003

        Pills Water Down Shareholders' Votes:    Pills water down shareholders' votes and deprive them of a meaningful voice in corporate affairs—"Take on the Street" by Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001

        The potential of a tender offer motivating our directors to hector directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management—Wall Street Journal, Feb. 24, 2003

        Diluted Stock:    An anti-democratic management scheme (the poison pill) to flood the market with diluted stock is not a reason that a tender offer for our stock should fail—The Motley Fool, June 13, 1997

        Like a Dictator:    Poison pills are like a dictator who says, "Give up more of your freedom and I'll take care of you—T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for 25 years, The Wall Street Journal, April 28, 1999

        Council of Institutional Investors Recommendation:    The Council of Institutional Investors <www.cii.org>, whose members have $2 trillion invested, called for shareholder approval of poison pills.

        I believe our Directors should respond to this issue. Clearly there is broad support for this type of reform across the investment community.

Board of Director's Response

        The Board of Directors terminated the former rights plan (sometimes called a "poison pill") on April 15, 2002.

        However, the ability to adopt a rights plan in a timely manner in the future may be important for protecting the interests of stockholders in the case of a hostile or coercive takeover or a takeover at a price that is less than the full value of the Company. A rights plan frequently takes the form of a plan authorizing the issuance of shares to existing stockholders, giving them the right to be bought out by the corporation at a substantial premium upon the occurrence of a stated triggering event. That mechanism is intended to force the potential acquirer to negotiate with the board of the target company. If stockholder approval were required prior to the adoption of a plan, it could impede the ability of the Board to use such a plan for the benefit of stockholders.

        Rights plans are not contrary to the interests of stockholders. In upholding the legal validity of shareholder rights plans (in Revlon v. MacAndrews & Forbes Holdings), the Delaware Supreme Court made it clear that a board of directors is required to act in accordance with its fiduciary duties of loyalty and care in adopting and maintaining a rights plan. As a result, rights plans neither prevent unsolicited proposals from being made nor prevent companies from being acquired at fair prices.

        Studies have confirmed the economic benefits of rights plans to stockholders. A 1997 study by Georgeson & Company Inc., a nationally recognized proxy solicitation and investor relations firm, found that

  •
  Premiums paid to acquire companies with rights plans averaged eight percentage points higher than premiums paid for target companies without rights plans.

  •
  A rights plan did not reduce the likelihood that a company would become a takeover target. The takeover rate was similar for companies with and without rights plans.

        Weyerhaeuser Company received a proposal similar to this one in 2002. In its response in the proxy statement, Weyerhaeuser referred to its own acquisition of Willamette Industries, stating as follows:

          Willamette's rights plan, combined with its classified board structure, resulted in a substantial increase in our bid over what we initially offered Willamette shareholders, which Willamette shareholders likely consider in their best interest.

        The Board believes that its ability to adopt a rights plan serves the best interests of the stockholders. In recommending a vote against this proposal, the Board has not decided that a rights plan should be adopted by the Company. The recommendation is based on the directors' belief that it would be unwise to curtail their ability to adopt a plan if it were in the best interests of the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 4.

PROPOSAL 5. STOCKHOLDER PROPOSAL ON SHARES NOT VOTED NOT COUNTED

        William Richner, 14019 N.W. Eight Avenue, Vancouver, WA 98695, who has beneficial ownership of 2912 shares of the Company's stock, has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Shareholder Voting: Shares not voted not counted.

        RESOLVED:    Shareholders request that the Board of Directors amend the Bylaws and adopt a policy to ensure that in all shareholder voting, including annual voting for shareholder proposals or director elections, that shares not voted by shareholders will not be counted by the proxy tabulator.

Shares not properly voted in person or by properly executed proxy, i.e. those cast by stockbrokers on unvoted shares, will not be counted.

        For whatever reason, if shareholders are unable to exercise their right to vote, those shares will not be voted and will remain uncounted in the results of all shareholder voting—particularly in contested director elections.

Board of Directors' Response

        The Board recommends voting against the proposal.

        The Delaware General Corporation Law (DGCL) does not allow shares that have not been voted to be counted as voted. Because it would be contrary to Delaware law, we have never allowed shares that have not been actually voted to be counted as having been voted. For the same reason, we have never had a policy to count as voted any shares that are "not properly voted in person or by properly executed proxy."

        Neither a Bylaw amendment nor a policy is needed to assure that the Company continues to comply with Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 5.

PROPOSAL 6. STOCKHOLDER PROPOSAL ON LEAD INDEPENDENT DIRECTOR

        Bill Davidge, 51459 Em Watts Road, Scappoose, Oregon 97056, who has beneficial ownership of 1475 shares of the Company's stock, has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Lead independent director: Higher standards necessary at our company.

        RESOLVED:    Shareholders request the Board of Directors take all necessary steps to amend our corporation's bylaws and adopt policy to ensure that the Lead Independent Director is truly independent when the office of Chairman and CEO are held by the same person. Furthermore, that the Lead Independent Director can never have previously served as an executive of our company, or been retained on the company's behalf as a consultant or attorney.

        Currently, both the Securities and Exchange Commission and the New York Stock Exchange recognize that directors will not be considered independent unless certain relationships exist (or not) with the corporation within the prior three years. (NYSE Rule 303A.02)

        Shareholders propose that more stringent requirements be incorporated into our company's Bylaws to ensure the highest standards for independency in corporate governance, especially when the offices of Chairman and CEO are held by the same person.

Board of Director's Response

        The Chairman of the Governance and Nominating Committee also serves as Lead Director for non-management board member duties. The Lead Director's duties are to preside over periodic meetings of non-management directors conducted pursuant to the Corporate Governance Guidelines, to lead the non-management directors' annual evaluation of the Chief Executive Officer and such other duties as described in the Company's Corporate Governance Guidelines.

        The Lead Director, because he or she is a member of the Governance and Nominating Committee, must be an independent director under the standards of the New York Stock Exchange

(NYSE). In order for a director to be considered independent, the Board must make an affirmative determination that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company). Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. The NYSE standards preclude a director from being considered independent if (a) the director is, or was within the last three years an employee of the company, (b) the director receives, or within the last three years was receiving, direct compensation at the rate of $100,000 per year (other than director and committee fees and pension and other forms of deferred compensation), or (c) a director is or was an employee of another company that pays or paid from Alaska Air amounts greater than $1 million or 2% of other company's gross revenues and less than three years has elapsed since the end of the last fiscal year in which either threshold were met. The Company's Governance Guidelines are already more stringent than the NYSE standards in that they specify that a Lead Director cannot have been an employee of the Company within the previous five years. The current Lead Director has not been an employee of the Company for more than 12 years, and the Board has made an affirmative determination that he is independent.

        The proponent suggests that the standards set by the SEC and the New York Stock Exchange do not comport with his view of the "highest standards" for independence, and that the Board should do two things: 1) amend its bylaws to ensure that a director who is "truly independent" is made Lead Director, and 2) restrict the position of Lead Director to those who have never been an executive, consultant or attorney for the Company.

        One part of the proposal would require that a person who has ever served as an executive, consultant, or attorney for the Company could not be Lead Director. The Board believes that a director who satisfies the director independence requirements of the New York Stock Exchange is sufficiently independent to serve as Lead Director. The proposal goes beyond the NYSE independence requirements as well as the Company's more stringent Corporate Governance Guidelines and would not, in the Board's view, enhance the ability of the Lead Director to perform his or her duties in an independent manner.

        The other part of the proposal is a request for the Board to adopt a "policy to ensure that the Lead Independent Director is truly independent when the office of Chairman and CEO are held by the same person." The "truly independent" standard apparently goes beyond independence requirements of the NYSE and even beyond the requirements of the first part of the proposal (that is, the Lead Director cannot have been an executive, consultant, or attorney). The proposal does not define "truly independent" and provides no guidance as to its meaning. Hence it is not clear what, if any, action would satisfy the proponent's personal view of a "truly independent" standard.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 6.

PROPOSAL 7. STOCKHOLDER PROPOSAL ON AN INDEPENDENT BOARD CHAIRMAN

        John Furqueron, 708 N.W. Fifth Avenue, Battle Ground, Washington 98604, who has beneficial ownership of 1072 shares of the Company's stock, has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Independent Board Chairman.

        RESOLVED:    Shareholders request that our Board of Directors amend the By-Laws to require that an independent director, according to the 2003 Council of Institutional Investors definition, shall serve as chairman of the Board of Directors.

        I believe:

1.
The primary purpose of the Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO.

2.
Separating the roles of Chairman and CEO will promote greater management accountability to shareholders and lead to a more objective evaluation of the CEO.

3.
An independent chairman can enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

        Recent corporate scandals have focused attention on the issue of board independence and the need for an independent board chairman. According to The Wall Street Journal, "in a post-Enron world of tougher corporate-governance standards, the notion of a separate outside chairman is gaining boardroom support as a way to improve monitoring of management and relieve overworked CEOs."(1)

(1)
Splitting Posts of Chairman, CEO Catches on With Boards, The Wall Street Journal, November 11, 2002.

        How can one person, serving as both Chairman and CEO, effectively monitor and evaluate his or her own performance? A blue-ribbon commission of the National Association of Corporate Directors recently observed "it is difficult for us to see how an active CEO, already responsible for the operations of the corporation, can give the time necessary to accept primary responsibility for the operations of the board."(2)

(2)
http://www.summitfunds.com/InTheNews/MCArchive/MC_20030403.asp

        In January 2003 the Conference Board said, "Typically, the CEO is a member of the board, but he or she is also part of the management team that the board oversees. This dual role can provide a potential for conflict, particularly in those cases in which the CEO attempts to dominate both the management of the company and the exercise of the responsibilities of the board."(3)

(3)
Definitive Proxy Statement of Cheesecake Factory Inc. filed on April 8, 2003.

        The Conference Board added that it was "...profoundly troubled by the corporate scandals of the recent past. The primary concern in many of these situations is that strong CEOs appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role needed to ensure a healthy system of corporate governance."(4)

(4)
Id.

        By setting agendas, priorities and procedures, the position of chairman is critical in shaping the work of the Board of Directors.

        Accordingly, I believe that having an independent director serve as Chairman can help ensure the objective functioning of an effective board. Conversely, I fear that combining the positions of Chairman and CEO may result in a passive and uninvolved board that rubber-stamps the CEO's own decisions.

Board of Director's Response

        The proponent's supporting statement indicates that his primary concern is separating the offices of Chairman and CEO in order to "enhance investor confidence in our Company and strengthen the integrity of the Board of Directors." He rhetorically asks: "How can one person, serving as both Chairman and CEO, effectively monitor and evaluate his or her own performance?"

        The Board of Directors strongly endorses the view that one of its primary functions is to protect stockholders' interests by providing independent oversight of management, including the CEO. Accordingly, the Board has adopted and implemented corporate governance practices designed to provide this oversight. The Company's Governance and Nominating Committee Charter provides that the non-management directors, led by the Lead Director, make an annual evaluation of the Chief Executive Officer. Accordingly, the CEO is not involved in evaluating his own performance.

        The proposal refers to the independence definition used by the Council of Institutional Investors ("CII"). That definition is somewhat narrower than the definition used by the New York Stock Exchange rules. It provides that an "independent director is someone whose only nontrivial professional, familial or financial connection to the corporation, its chairman, CEO or any other executive officer is his or her directorship." The CII definition of independence also provides for automatic disqualifiers from independence that are somewhat broader than the automatic disqualifiers in the NYSE rules. While the Board recognizes that there are different approaches to the concept of independence, the Board believes that the NYSE approach is better, and more appropriate for the Company, than the CII approach.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 7.

PROPOSAL 8. STOCKHOLDER PROPOSAL ON CONFIDENTIAL SHAREHOLDER VOTING

        Evan Smith, 549 Morgan Avenue, Ontario, OR 97914, who has beneficial ownership of 952 shares of the Company's stock, has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Confidential Shareholder Voting.

        RESOLVED:    Shareholders request that our Board of Directors adopt a Bylaw requiring confidentiality during all corporate elections for all proxies, ballots and voting tabulations that identify how shareholders vote, and that the inspectors of election be independent and not employees of the company. This would not apply in the event of a proxy contest, if the other party does not agree to comply with the Confidential Voting Policy.

        The confidential ballot is fundamental to the American system. This protection ensures that shareholders are not subjected to actual, perceived or potential coercive pressure. Proxy solicitors often have elaborate databases to match street-name shareholder account numbers with the actual identity of many shareholders.

Limit management influence.

        The need for this reform is demonstrated by the management position statement of Lucent Technologies. It said that by using non-confidential voting, Lucent wanted "the ability to determine how an institution voted and engage in a dialogue with that institution regarding its concerns."(1) I believe Lucent management could thus disproportionately influence the ballot by identifying large shareholders not voting with management, and lobby those shareholders to change their vote.

(1)
Lucent 2000 Proxy Statement. http://www.lucent.com/investor/proxy/00/prop2.html

        The Investor Responsibility Research Center (IRRC) reported that confidential voting proposals won an approval rate average of 52% in 2000 based on yes and no votes cast.(2)

(2)
IRRC (Investor Responsibility Research Center) Corporate Governance Bulletin, Nov. 2000—Jan. 2001.

        To improve management accountability—CONFIDENTIAL SHAREHOLDER VOTING.

Board of Director's Response

        The Company's current practices ensure that the voting process does not result in any improper influence or coercion of stockholders. The Company believes that it has consistently conducted stockholder solicitations in a fair and equitable manner.

        The voting and tabulation processes are already conducted by a third-party election inspector. Votes are tabulated mechanically, except where a vote is withheld, in which case it is tabulated by hand, and the Board has full confidence in the accuracy and impartiality of the results.

        Stockholders already have the freedom to choose whether or not they want their vote to be confidential by the way they structure their ownership of the Company's stock. A stockholder choosing anonymity may hold shares in street name through a bank, broker or other nominee who cannot disclose the stockholder's name without consent. As of the record date for the 2003 annual meeting, more than 98% of the Company's shares were held in nominee name.

        The proponent apparently believes that it is inappropriate for the Company to have "the ability to determine how an institution voted and engage in a dialogue with that institution regarding its concerns." The Board, on the other hand, believes that it is healthy and in the best interest of stockholders for the Board and management to engage in dialogues with institutional stockholders about their concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 8.

PROPOSAL 9. STOCKHOLDER PROPOSAL ON REPORTING EMPLOYEE STOCK OWNERSHIP

        Lauren Paine, 738 Mule Deer St. NW, Salem, OR 97304, who has beneficial ownership of 131 shares of the Company's stock, has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

A new information tool to better understand and establish extent of worker-ownership while protecting privacy.

        RESOLVE that shareholders of Alaska Air Group, Inc. ("our company") request the Board of Directors determine to the best of its ability the percentage of all stock owned by our employees, and report in detail the categories and totals as employee ownership changes.

        This proposal won 4.1% of the shares voted in 2003.

Proponent's Supporting Statement

        Current law requires shareholders who own five percent or more of a company's stock to identify themselves. Today, institutions own more than 79% of our company. (1) Thus, in our view, when compared to that owned by individual shareholders, the percentage owned by our individual worker-owners becomes significant. We believe it represents decisions made by investors with a unique perspective on our company.

        This proposal requests ownership information about rank and file and junior management similar to that currently reported on board members and senior executives. However, this report may exclude data of those whose investments are more related to grants and options.

        Outside of their 401(k) retirement plans, the employees of our company can own stock in various ways. We believe shareholders would benefit from help in understanding the range, magnitude and types of worker-ownership. This report would also serve to inform the worker-owners of the size and importance of their investment in our company, and could preserve privacy by using THIRD PARTY SURVEYS.

        The 2002 Sarbanes-Oxley Act allows greater flexibility of our worker-owners to sell their shares in 401(k) plans. Reported quarterly, we believe this informational tool could provide the number of worker-owners who would be eligible to sell 401(k) shares. In our view, as responsible owners of our company, we need to understand patterns of employee ownership better.

        We believe shareholders need an informational tool which can provide greater understanding of worker-owner confidence in our company as a viable investment, especially when using after tax dollars. We think that worker-owners have an understanding of our company from a unique perspective compared to ordinary investors. We believe our employees increase or decrease their percentage of ownership as rational investors responding to what they perceive the future of our company to be.

        Our industry has seen major companies fail. United Airlines' employees owned a majority of its stock. (2) In our view, United workers were powerless to control their ownership structure, and these worker-owners' input was relegated to only wage and work rules issues.

        We will probably never know if United employee shareholders had earlier liquidated their United holdings in other stock plans.

        We believe this proposed tool may increase the potential for success of our company.

        In summary:

  •
  Provide shareholders an informational tool that may reveal the confidence of worker-owners in our company.

  •
  It should include data on all types of worker-ownership.

  •
  Do not include stock of senior executives, board members or others based on grants or options.

  •
  Privacy can and must be protected.

        We believe this informational tool could assist in decisions to buy, sell or hold stock in our company.

        LEARN MORE ABOUT EMPLOYEES BUYING AND SELLING THEIR SHARES OF OUR COMPANY—VOTE YES ON NO. 9

Board of Director's Response

        Confidentiality Rules Prevent the Company from Knowing How Much Stock its Employees Own.    The Company already reports in its annual proxy statement the number of shares held in the 401(k) plans it provides for the benefit of its employees. See page    . However, the Company does not know how many shares its employees hold in all other accounts.

        A U.S. company whose stock is publicly traded cannot know the identities of most of its stockholders, because most stock is held in brokerage accounts, which are confidential. Only the owners of those accounts and their brokers know what stock and other securities are held in those accounts. The issuers of the securities, such as Alaska Air Group, do not know who owns those securities and therefore can't identify what percentage is owned by employees.

        Forty years ago, all stockholders were listed on the stock register of the issuer, which shows the names, addresses, and number of shares held in each stockholder account. This is no longer the case. Less than 2% of Alaska Air Group's stock is held by stockholders whose names appear on the stock register, who are called "stockholders of record."

        Those who hold their stock in brokerage accounts (and many whose stock is held for them by bank trustees) are not listed on the stock register. They are called "beneficial owners." Brokers and banks generally deposit the shares they hold for beneficial owners in a depository that was created to reduce the physical movement of stock certificates and speed up settlement of trades. All the securities in the depository are registered in the name "Cede & Co." on the stock registers of the issuing companies. On Alaska Air Group's register, Cede & Co. is currently shown as the holder of more than 98% of the total shares of stock outstanding. The Company can obtain from Cede the names of the brokers and banks who hold the shares included in Cede's total, but it cannot obtain the names of the clients of the brokers and banks, the beneficial owners, who are the real owners of the stock.(1)

(1)
Rules 14b-1 and 14b-2 under the Securities Exchange Act of 1934 provide a procedure by which an issuer may learn from banks, brokers and other nominees the identities of their clients who are consenting or non-objecting beneficial owners ("NOBOs") of the issuer's securities. The nominees must provide the names, addresses and number of shares held by NOBOs upon request from the issuer. However, an issuer must pay for that information and the list is good only as of a specified date. This proposal asks for quarterly information, which would require the Company to purchase lists of NOBOs quarterly at a cost of thousands of dollars. The issuer can never obtain such information as to beneficial owners who have objected to such disclosure (who are called objecting beneficial owners or "OBOs").

        As the issuers of stock do not have the names and addresses of those beneficial owners of their stock, they can't send communications to them directly. The brokers and banks are responsible for sending proxy materials to their clients who are beneficial owners. Most of the brokers and banks have outsourced the work to ADP, a proxy agent. Each issuer delivers sufficient quantities of its proxy materials to ADP, which sends them to the beneficial owners with a "voting instruction form" that serves the same purpose as the issuer's proxy card. However, the voting instruction forms are returned to ADP, not to the issuer, and ADP reports the aggregated votes to the tabulator of votes for the meeting.

        This proposal calls for "ownership information about rank and file and junior management similar to that currently reported on board members and senior executives." This reveals a misunderstanding by the proponent. The Company can report the number of shares of its stock held by its directors and executive officers only because directors and executive officers are required to report such information to the Company. Similarly, the SEC's rules require the Company to report in its annual meeting proxy statement any person who is known to it to be the beneficial owner of more than five percent of its voting securities. (See the table on page    .) However, the primary obligation to report such ownership is not on the Company, but on the person who acquires such ownership. The beneficial owner must report such ownership to the SEC and send a copy of the report to the Company.

        As a result of the system for holding securities in the U.S., the only way for an issuer to know how much of its stock is owned by its employees (other than its senior executives) is to ask them and obtain honest and accurate answers. While the proposal states that the Company could use third party surveys, the Company cannot compel employees to respond to surveys. It does not believe that even if it went to the considerable expense of employing an agent to send surveys to its 15,000 employees every quarter, it would receive enough responses to yield useful information. The Board does not believe that many employees would reveal their share ownership to the Company or an agent of the Company, even with assurances of confidentiality. Employees, like other investors, are concerned about their privacy, and the Company respects that concern.

        The Company cannot identify all, or even most, of the holders of its stock. Therefore, it cannot report the percentage of its stock held by specified employees. Any conclusion based on the severely limited information available to the Company would be misleading. The expense involved in going through such an exercise on a quarterly basis would not be justified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 9.

PROPOSAL 10. STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

        Donald Flinn, 1118 N.E. 245th Ave., Camas, WA 98607, who has beneficial ownership of 1,446 shares of the Company's stock, has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

        RESOLVED:    Shareholders recommend that our Board of Directors adopt a cumulative voting bylaw. Cumulative voting means that each shareholder may cast as many votes as equal the number of shares held, multiplied by the number of directors to be elected. Each shareholder may cast all such cumulated votes for a single candidate or split votes between one or more candidates, as each shareholder sees fit.

        The following paragraph states my opinion: Cumulative voting increases the possibility of electing at least one director with an independent viewpoint. Cumulative voting is more likely to broaden the perspective of a board, particularly in encouraging directors independent of management. This will help achieve the objective of the Board representing all shareholders.

        Cumulative voting provides a voice for minority holdings, while not interfering with corporate governance by the voting majority of the Board. Only cumulative voting gives proportionate weight to votes by such stockholders whose holdings are sufficiently significant to elect at least one but not all the directors.

        Cumulative voting allows a significant group of shareholders—like employee stockholders—to elect at least one director bringing an independent perspective to Board decisions, in my opinion.

        As an employee shareholder involved with other employees creating wealth for the stakeholders, I believe it's only right that we are empowered with a tool which would enable us to actively protect our investment in our company.

        Vote yes for cumulative voting and the opportunity for a more independent perspective to enhance our Board.

Board of Director's Response

        The Board believes that directors should be elected through a system that assures that directors will represent the interests of all stockholders, not just those of particular groups. Cumulative voting could enable individual stockholders or groups of stockholders with less than a majority of the shares to pool their votes to elect directors concerned with advancing the positions of the group responsible for their election, rather than the positions that are in the best interests of the Company and all of our stockholders. The Board believes this potential conflict between a director's fiduciary duty to represent all of the Company's stockholders and an allegiance to a special interest group could threaten the efficiency with which the Board of Directors discharges its duties. In addition, the support by directors of the special interests of the constituencies that elected them could create partisanship and divisiveness among Board members and impair the Board's ability to operate effectively as a governing body, to the detriment of all the Company's stockholders.

        The Board believes that the Company's current system of electing directors, which is similar to that of most major publicly traded corporations and which entitles each share to one vote for each nominee, will continue to work successfully in the future, as it has in the past. The Board consists predominately of independent non-management directors, and the Governance and Nominating Committee of the Board committee, which is responsible for identifying and recommending qualified individuals for director, consists solely of independent non-management directors. The Board believes that this structure is the most effective means to ensure that the Board will continue to exercise independent judgment and remain accountable to all of the Company's stockholders, rather than to a particular group.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 10.

OTHER MATTERS TO COME BEFORE THE MEETING.

        Other than the election of directors, the proposal to approve the Company 2004 Long-Term Incentive Equity Plan, and the stockholder proposals included in this proxy statement, we are not aware of any matters to be properly presented for a vote at the annual meeting. If other matters are properly presented at the meeting, or any adjournment or postponement of the meeting, Mr. William S. Ayer and Mr. Keith Loveless will vote the shares for which they hold proxies in accordance with their best judgment on such matters.

OPPOSING SOLICITATION

        Mr. Steve Nieman has stated his intention solicit proxies for the annual meeting. Mr. Nieman has notified the Board that he, Mr. Richard D. Foley and Robert C. Osborne, MD intend to seek election to the Company's Board of Directors as an alternate slate.

        The Company is providing the following information pursuant to SEC regulations that require certain disclosures if the Company knows of a solicitation in opposition.

PARTICIPANTS IN THE SOLICITATION

        Under the regulations, each member of the Board of Directors may be deemed to be a "Participant" in the Company's solicitation of proxies in connection with the annual meeting. Set forth below are the name and principal occupation of each member of the Board (four of whom are also nominees), and the name, principal business and address of any corporation or other organization in which that director's occupation or employment is carried on. For additional information concerning each of the directors, see "Nominees for Election" and "Continuing Directors" in this proxy statement.

Name and Principal Occupation	Business Address	Principal Business of Employer
William S. Ayer Chairman, President & CEO	Alaska Air Group, Inc. and Alaska Airlines, Inc. P.O. Box 68900 Seattle, WA 98168	Air transportation
Phyllis J. Campbell President & CEO	The Seattle Foundation 425 Pike Street, Suite 510 Seattle, WA 98101	Philanthropic
Ronald F. Cosgrave Executive Manager	ANP, LLC P. O. Box 98805 Des Moines, WA 98198	Investments
Mark R. Hamilton President	University of Alaska System 202 Butrovich Bldg. 910 Yukon Drive Fairbanks, AK 99775	Education
Bruce R. Kennedy Chairman Emeritus	Alaska Air Group 19550 International Blvd., Suite 204 Seattle, WA 98188	Air transportation

Jessie J. Knight, Jr. President & CEO	San Diego Regional Chamber of Commerce 402 W. Broadway, Suite 1000 San Diego, CA 92101	Economic development
R. Marc Langland Chairman, President & CEO	Northrim Bank P.O. Box 241489 Anchorage, AK 99524	Banking
Dennis F. Madsen President & CEO	Recreational Equipment, Inc. (REI) 6750 S. 228th Street Kent, WA 98032	Retailer and online merchant for outdoor gear and clothing
Byron I. Mallott President	First Alaskans Institute 102 Cordova Juneau, AK 99801	Development of Alaska Native peoples and their communities
John V. Rindlaub CEO, Pacific Northwest Region	Wells Fargo Bank 999 Third Avenue, Suite 4700 Seattle, WA 98104	Banking
J. Kenneth Thompson President & CEO	Pacific Star Energy LLC 3601 'C' Street, Suite 1400 Anchorage, AK 99503	Energy
Richard A. Wien Chairman & CEO	Florcraft, Inc. 1991 Fox Avenue Fairbanks, AK 99701	Retail flooring

Other Participants

        The following employees of the Company may also be deemed to be Participants. The principal business address of each is that of the Company, P.O. Box 68947, Seattle, WA 98168.

  Shannon K. Alberts
  Director/Corporate Affairs and Assistant Corporate Secretary, Alaska Airlines, Inc.

  Keith Loveless
  Vice President/Legal and Corporate Affairs, General Counsel and Corporate Secretary of Alaska Air Group and Alaska Airlines, Inc.

  Bradley D. Tilden
  Executive Vice President/Finance and Chief Financial Officer of Alaska Air Group and Alaska Airlines, Inc.

Information Regarding Ownership of the Company's Securities by Participants

        The number of shares of common stock held by each director and Mr. Tilden at April 2, 2004 and their associates, is set forth in the "Security Ownership of Certain Beneficial Owners and Management" section of this proxy statement.

        At April 2, 2004, Mr. Loveless and Ms. Alberts owned 52,022 and 6,577 shares, respectively, of which 50,825 and 4,150 shares, respectively, were shares that may be acquired by exercise of employee stock options exercisable on or before June 12, 2004. Neither Mr. Loveless nor Ms. Alberts, nor any of their associates, own shares of record that they do not also own beneficially.

Information Regarding Transactions in the Company's Stock by Participants

        The following table sets forth all transactions that may be deemed purchases or sales of the Company's common stock by the Participants since January 1, 2002.

Name	Date	Number of Shares of Common Stock Purchased or (sold/exchanged)	Footnote
Shannon K. Alberts	1/1/02 - 12/31/02 1/1/03 - 12/31/03 11/29/02 2/28/03 5/30/03 8/29/03 11/28/03	90 124 19 27 30 25 30	(1 (1 (4 (4 (4 (4 (4	) ) ) ) ) ) )
William S. Ayer	1/1/02 - 12/31/02 1/1/03 - 12/31/03 10/9/03	155 172 (3,700)	(1 (1 (3	) ) )
Phyllis J. Campbell	1/30/02 2/22/02 5/30/02 5/21/03	62 1,000 170 282	(8 (5 (8 (8	) ) ) )
Ronald F. Cosgrave	5/30/02 5/21/03	340 439	(8 (8	) )
Mark R. Hamilton	5/30/02 5/21/03	170 282	(8 (8	) )
Bruce R. Kennedy	5/30/02 5/21/03	170 1,126	(8 (8	) )
Jessie J. Knight, Jr.	12/2/02 5/21/03	121 282	(8 (8	) )
R. Marc Langland	5/30/02 5/21/03	374 704	(8 (8	) )
Keith Loveless	1/1/02 - 12/31/02 1/1/03 - 12/31/03 12/30/03	170 177 (1,046)	(1 (1 (2	) ) )
Dennis F. Madsen	12/1/03	89	(8)
Byron I. Mallott	5/30/02 5/21/03	297 282	(8 (8	) )
John V. Rindlaub	5/30/02 5/21/03	238 282	(8 (8	) )
J. Kenneth Thompson	5/30/02 5/21/03	678 1,126	(8 (8	) )
Bradley D. Tilden	1/1/02 - 12/31/02 1/1/03 - 12/31/03	237 219	(1 (1	) )
Richard A. Wien	5/30/02 5/21/03	170 564	(8 (8	) )

(1)
Investment in 401(k) plan.

(2)
Transfer within 401(k) plan.

(3)
Shares acquired upon exercise of employee stock option.

(4)
Purchase through Employee Stock Purchase Plan.

(5)
Open market purchase.

(6)
Open market sale.

(7)
Gift.

(8)
Director fees paid in stock.

Understandings with Respect to Securities of the Company

        The nonemployee directors receive 25% of their annual retainers for service as directors in the form of shares of common stock and may elect to receive additional shares in lieu of all or portion of their annual cash retainers. See "Equity Compensation Plan Information" in this proxy statement.

        The following Participants have employee stock options for the indicated number of shares of common stock: Ms. Alberts, 4,900; Mr. Ayer, 452,500; Mr. Loveless, 80,700; and Mr. Tilden, 119,925. See the "Aggregated Option Exercises in 2003 and Year-End Option Values" table in this proxy statement for additional information.

        Except as described in this proxy statement, no Participant has any arrangement or understanding with any person with respect to any securities of the Company.

Understandings with Respect to Future Employment by the Company

        Messrs. Ayer, Loveless and Tilden have agreements with Company under which they would receive severance pay for up to 36 months in the event that they were terminated within 36 months after a change in control of the Company. See "Change-in-Control Arrangements" in this proxy statement. No other Participant has any understanding with respect to future employment. No associate of any Participant has any arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party.

Costs of Solicitation

        The engagement of Georgeson as proxy solicitor is described under "Annual Meeting Information," above. Expenses related to the solicitation of proxies for this meeting in excess of those normally spent for an annual meeting are not expected to exceed approximately $15,000, of which $5,000 has been incurred to date.

SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING

        The Company expects to hold it next annual meeting on or about May 17, 2005. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company's executive offices no later than December 13, 2004 to be considered for inclusion. Among other requirements set forth in the SEC's proxy rules and the Company's bylaws, you must have continuously held at least $2,000 in market value or 1% of the Company's outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

        If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company's proxy materials, you must provide notice of such proposal to the Company no later than [February 12], 2005. The Company's bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our bylaws, please contact:

Corporate Secretary
Alaska Air Group, Inc.
P. O. Box 68947
Seattle, WA 98168

APPENDIX A

ALASKA AIR GROUP, INC.
2004 LONG-TERM INCENTIVE EQUITY PLAN

1.     Purpose

        The purpose of the Alaska Air Group, Inc. 2004 Long-Term Incentive Equity Plan (the "Plan") is to promote the long-term profitability of Alaska Air Group, Inc. ("Air Group" and together with its subsidiaries, the "Company") and to enhance value for its stockholders by offering incentives and rewards to key employees, officers and directors of the Company, to retain their services and to encourage them to acquire and maintain stock ownership in the Company.

2.     Term

        The Plan shall become effective as of May 18, 2004, subject to the approval of the stockholders of Air Group, and shall terminate at the close of business on the tenth anniversary of such approval date unless terminated earlier by the Board. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.     Plan Administration

        The Compensation Committee (the "Committee") of the Board of Directors of the Air Group (the "Board") shall be responsible for administering the Plan. The members of the Committee shall be appointed by the Board and shall consist solely of three or more nonemployee members of the Board who are "independent" directors as defined in the New York Stock Exchange's Listed Company Manual and who are intended to qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Exchange Act") or any successor rules, and (b) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding stock options or stock appreciation rights ("SARs") for the purpose of replacing or re-granting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

4.     Eligibility

        Any employee or director of the Company shall be eligible to receive awards under the Plan. "Employee" shall also include any former employee or director of the Company eligible to receive an assumed or replacement award as contemplated in Sections 6 and 8 and any person to whom an offer of employment has been extended. "Company" includes any entity that is directly or indirectly controlled by the Company, as determined by the Committee; provided however, that ISOs (as defined in Section 8(a)) may only be granted to an employee of Air Group or one of its "subsidiary corporations" (as that term is defined in Section 424(f) of the Code). A director who is not an employee of the Company (a "nonemployee director") is eligible to receive payments as set forth in

Section 8(d) for payment of such nonemployee director's annual retainer (exclusive of any per-meeting fees, committee chair fees or expense reimbursements) ("Annual Retainer").

5.     Shares of Common Stock Subject to the Plan

        Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of common stock, $1.00 par value, ("Common Stock") of Air Group ("shares") which may be awarded and delivered to participants under the Plan shall not exceed the sum of (i) 1,700,000, (ii) any shares available for future awards, as of the effective date of this Plan, under the Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan (the "1999 Equity Plan") and (iii) any shares that are represented by awards under the 1999 Equity Plan which, after the effective date of this Plan, are forfeited, expired, are cancelled without delivery of shares, or otherwise result in the return of shares to the Company.

        Notwithstanding any provision to the contrary, the following award limits shall apply (subject to adjustment as provided in Section 6 below):

  (a)
  In no event shall a participant receive an award or awards during any one (1) calendar year covering in the aggregate more than 300,000 shares; provided that, during the first calendar year which contains an employee's date of hire or rehire, the limit shall be increased to 300,000 shares;

  (b)
  In no event shall there be granted during the term of the Plan shares pursuant to Section 8(c) of the Plan covering more than fifty percent (50%) of the total shares authorized under this Plan.

        Shares subject to awards under the Plan which expire, terminate or are canceled prior to exercise or, in the case of awards granted under Section 8(c), do not vest shall thereafter be available for the granting of other awards. Shares otherwise issuable pursuant to an award that have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where an SAR or other award is settled in cash, the shares covered by such award shall remain available for the granting of other awards. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

        Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6.     Adjustments and Reorganizations

        In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, the Committee shall make a proportionate adjustment, as the Committee in its sole discretion deems equitable or appropriate, with respect to: (a) the aggregate number of shares that may be issued under the Plan; (b) each outstanding award made under the Plan; and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

7.     Fair Market Value

        Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported daily on the New York Stock Exchange (or, if the shares are not listed on the New York Stock Exchange, such other established national securities exchange or association that the Committee shall designate). If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which a sale of shares occurred shall be used.

8.     Awards

        The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as conversion or substitution for, as alternative to, or as the payment form for, grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The Committee shall have the right to substitute or assume awards under this Plan in connection with mergers, reorganizations, separations, or other transaction to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The types of awards that may be granted under the Plan are:

          (a)   Stock Options—This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. Each stock option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. Stock options granted under the Plan may either be incentive stock options ("ISOs") which are qualified under Section 422 of the Code, with respect to grants to participating employees, or nonqualifed stock options ("Nonqualified Options"), with respect to grants to participating employees or other eligible Plan participants. All stock options shall be separately designated ISOs or Nonqualified Options at the time of grant. Stock options converted or substituted under the Plan for any or all outstanding stock options and stock appreciation rights held by employees, consultants, advisors or other option holders of an acquired entity are referred to in this Plan as "Conversion Options." The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant (except (1) for Conversion Options and (2) if a stock option is granted retroactively in tandem with or as a substitution for an SAR, the exercise price may be no lower than the exercise price per share for such tandem or replaced SAR). The exercise price for a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) shares, (ii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iii) any combination of the above.

             (I)  Incentive Stock Options. Notwithstanding anything to the contrary herein, each ISO granted pursuant to this Plan shall include the following provisions: ISOs may be granted only to individuals who are employees of the Company at the time the ISO is granted. The purchase price per share for each ISO (except for Conversion Options) shall not be less than 100% of Fair Market Value on the date of grant. No employee shall be eligible for an ISO if, on the date of grant, such employee owns (including ownership through the attribution provisions of Section 422 of the Code) in excess of 10% of the total combined voting power of all classes of stock of the Company unless the following two conditions are met: (A) the option price for the shares of Common Stock subject to the ISO is at least 110% of the Fair Market Value on the date of grant and (B) the option agreement under which the stock option was granted provides that the term of the ISO does not exceed five years. No employee shall be eligible to receive ISOs (under this Plan and all other stock option plans of the Company) that are exercisable for the first time in any calendar year with respect to shares with a Fair Market Value (determined at the date of grant) in excess of $100,000. No ISO shall be exercisable after the expiration of ten (10) years from the date it was granted. An employee shall not be transferable except by will or by the laws of descent and distribution and, during the lifetime of the option holder, shall be exercisable only by the option holder.

          (b)   SARs—This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the

  Fair Market Value on the date the SAR was granted (except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value shall be no lower than the exercise price per share for such tandem or replaced stock option).

          (c)   Stock Awards—This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or stockholder returns, or other performance goals as the Committee deems appropriate, where such goals may be stated in absolute terms or relative to comparison companies. Stock awards based on continuous service will vest over a period of three years or more. Stock awards based on performance measures will vest over a period of one year or more, as the Committee may determine.

          (d)   Stock Payments—This is payment of a portion or all of the Annual Retainer to be paid to a nonemployee director in shares of Common Stock (a "Stock Payment") rather than cash for services rendered as a director of the Company. On the first business day following the Company's Annual Meeting of Stockholders, or such later date during the period beginning on the date immediately following the Company's Annual Meeting of Stockholders for that year and ending immediately prior to the Company's Annual Meeting of Stockholders in the next succeeding calendar year (the "Plan Year") that a nonemployee director is elected or appointed to the Board, a Stock Payment will be made to each nonemployee director for a fixed portion of such nonemployee director's Annual Retainer. The fixed portion shall be determined by the Board. A nonemployee director may also make an election to increase the amount of the Stock Payment up to the full amount of such nonemployee director's Annual Retainer. Such an election shall be made on a form provided by the Committee and returned to the Committee on such date as the Committee shall establish, but in any case no later than the first day of the Plan Year to which the election relates. The election form shall state the amount by which the nonemployee director desires to reduce the cash portion of his or her Annual Retainer, which shall be applied toward the purchase of Common Stock on the same date that the Stock Payment is made; provided, however, that no fractional shares may be purchased. Any funds withheld but not able to be applied to the purchase of whole shares shall be paid to the nonemployee director in cash. A nonemployee director shall not be allowed to change or revoke any election for the relevant year, but may change his or her election for any subsequent Plan Year.

          (e)   Cash Award—This is an award paid in cash upon the achievement, in whole or part, of performance goals relating to one or more of the following business criteria within the meaning of Section 162(m) of the Code: profitability, revenue, cost, cash flow, earnings, share price, return on equity, return on assets, return on invested capital, economic value added, market share, productivity, safety, customer satisfaction, on-time performance or other objective operational measures. Any of these criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company. These criteria shall be calculated under a methodology established in writing by the Committee prior to the issuance of an award. Such writing may be a plan or other arrangement established by the Committee hereunder, which shall set forth the terms and conditions of the performance-based cash awards, provided that such plan or arrangement shall not expand the class of individuals entitled to participate under the 2004 Long-Term Incentive Plan, add to any of the performance criteria described above, or increase the maximum amount payable to any single participant with respect to any calendar year, as set forth below. The maximum amount of any cash payment under a plan or arrangement established by the Committee hereunder to any single participant with respect to any calendar year will not exceed twice the participant's base salary as in effect on the last day of the preceding fiscal year and in no event will exceed $1,000,000.

9.     Dividends and Dividend Equivalents

        The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10.   Deferrals and Settlements

        Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11.   Transferability and Exercisability

        Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except to the extent permitted by the Committee, in its sole discretion. However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

12.   Evidence of Awards

        Awards under the Plan shall be evidenced by instruments as approved by the Committee that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant's employment terminates, and the Committee's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award.

13.   Acceleration and Settlement of Awards

        In the event of a proposed sale, merger, consolidation, reorganization, liquidation, or upon a change in control of the Company as defined by the Board of Directors, the Committee shall have the discretion to provide for the acceleration of vesting and for settlement, including cash payment or assumption and/or conversion, of an award granted under the Plan. Such provision for the acceleration of vesting and for settlement, including cash payment or assumption and/or conversion may be set forth in an award agreement made pursuant to this Plan. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets In addition, the Committee shall have the discretion to provide for the acceleration of vesting of awards made pursuant to this Plan in the event of a participant's death or total disability, or a participant's termination or retirement from the Company, each as defined by the Committee.

14.   Plan Amendment

        The Plan may be amended only by the Board as it deems necessary or appropriate to better achieve the purposes of the Plan; provided, however, that to the extent required by the IRS Code or the rules of the SEC or NYSE, stockholder approval shall be required for any amendment of the Plan.

15.   Tax Withholding

        The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations, including requiring Plan participants to tender a cash payment in satisfaction of the withholding obligation. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding, and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16.   Other Benefit and Compensation Programs

        Unless otherwise specifically determined by the Committee and not inconsistent with the terms of any benefit plan, severance program or severance pay law, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17.   Unfunded Plan

        Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18.   Use of Proceeds

        The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

19.   Regulatory Approvals

        The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20.   Future Rights

        No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company. A person granted an award under the Plan shall have no rights as a stockholder with respect to shares covered by such person's award until the date of the issuance of shares to the person pursuant to the terms of such award.

21.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of a participant including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

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TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING INFORMATION
  PROPOSAL 1. ELECTION OF DIRECTORS
NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2007
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2005
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2006
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
  EQUITY COMPENSATION PLAN INFORMATION
  PROPOSAL 2. BOARD PROPOSAL TO APPROVE THE ALASKA AIR GROUP, INC. 2004 LONG-TERM INCENTIVE EQUITY PLAN
  PROPOSAL 3. STOCKHOLDER PROPOSAL ON SIMPLE-MAJORITY VOTE
  PROPOSAL 4. STOCKHOLDER PROPOSAL ON STOCKHOLDER RIGHTS PLANS
  PROPOSAL 5. STOCKHOLDER PROPOSAL ON SHARES NOT VOTED NOT COUNTED
  PROPOSAL 6. STOCKHOLDER PROPOSAL ON LEAD INDEPENDENT DIRECTOR
  PROPOSAL 7. STOCKHOLDER PROPOSAL ON AN INDEPENDENT BOARD CHAIRMAN
  PROPOSAL 8. STOCKHOLDER PROPOSAL ON CONFIDENTIAL SHAREHOLDER VOTING
  PROPOSAL 9. STOCKHOLDER PROPOSAL ON REPORTING EMPLOYEE STOCK OWNERSHIP
  PROPOSAL 10. STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING
  OTHER MATTERS TO COME BEFORE THE MEETING.
  OPPOSING SOLICITATION
  PARTICIPANTS IN THE SOLICITATION
  SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING
APPENDIX A ALASKA AIR GROUP, INC. 2004 LONG-TERM INCENTIVE EQUITY PLAN